EXHIBIT 99.3

UNITED STATES BANKRUPTCY COURT
NORTHERN DISTRICT OF NEW YORK
----------------------------------------------------
In re Agway, Inc.,

                  Debtor.
----------------------------------------------------   Chapter 11
In re Agway General Agency, Inc.,                      Case No. 02-65872 through
                                                       Case No. 02-65877
                  Debtor.
----------------------------------------------------
In re Brubaker Agronomic Consulting Service LLC,       Jointly Administered

                  Debtor.
----------------------------------------------------
In re Country Best Adams, LLC,

                  Debtor.
----------------------------------------------------
In re Country Best-DeBerry LLC,

                  Debtor.
----------------------------------------------------
In re Feed Commodities International LLC,

                  Debtor.
----------------------------------------------------

                DEBTORS' FIRST AMENDED JOINT PLAN OF LIQUIDATION
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                     ---------------------------------------


  ------------------------------------------------------------------------------
   MENTER, RUDIN & TRIVELPIECE, P.C.                WEIL, GOTSHAL & MANGES LLP
  500 South Salina Street, Suite 500                767 Fifth Avenue
  Syracuse, New York  13202                         New York, New York 10153
  (315) 474-7541                                    (212) 310-8000

  Co-Attorneys for Debtors and                      Co-Attorneys for Debtors and
  Debtors-in-Possession                             Debtors-in-Possession

  ------------------------------------------------------------------------------

Dated:        Syracuse, New York
              February 26, 2004

                                TABLE OF CONTENTS

                                                                                    Page
INTRODUCTION      .................................................................   1

ARTICLE I         DEFINED TERMS....................................................   1


         1.01.    Administrative Claim.............................................   1

         1.02.    Agway............................................................   2

         1.03.    Agway, Inc.......................................................   2

         1.04.    Agway Energy.....................................................   2

         1.05.    Agway General Agency.............................................   2

         1.06.    Agway Subordinated Debt Securities...............................   2

         1.07.    Agway Subordinated Debt Securities Claim.........................   2

         1.08.    Allowed..........................................................   2

         1.09.    Available Cash...................................................   2

         1.10.    Avoidance Actions................................................   3

         1.11.    Ballot...........................................................   3

         1.12.    Bankruptcy Code..................................................   3

         1.13.    Bankruptcy Court.................................................   3

         1.14.    Bankruptcy Rules.................................................   3

         1.15.    Bar Date.........................................................   3

         1.16.    BEP Claims.......................................................   3

         1.17.    Brubaker.........................................................   3

         1.18.    Business Day.....................................................   3

         1.19.    Cash.............................................................   4

         1.20.    Chapter 11 Cases.................................................   4

         1.21.    Claim............................................................   4

         1.22.    Claims Agent.....................................................   4

         1.23.    Class............................................................   4

         1.24.    Collateral.......................................................   4

         1.25.    Committee........................................................   4

         1.26.    Confirmation Date................................................   4

         1.27.    Confirmation Hearing.............................................   4

         1.28.    Confirmation Order...............................................   4

                                       ii

                                TABLE OF CONTENTS
                                   (continued)


         1.29.    Convenience Claim...............................................    4

         1.30.    Country Best Adams..............................................    4

         1.31.    Country Best-DeBerry............................................    4

         1.32.    Cure Amount.....................................................    4

         1.33.    D and O Policy..................................................    5

         1.34.    Death Benefit Claims............................................    5

         1.35.    Debtor..........................................................    5

         1.36.    Deficiency Claim................................................    5

         1.37.    DIP Credit Agreement............................................    5

         1.38.    DIP Obligations.................................................    5

         1.39.    Disbursing Agent................................................    5

         1.40.    Disclosure Statement............................................    5

         1.41.    Disputed Claim..................................................    5

         1.42.    Disputed Claims Reserve.........................................    6

         1.43.    DOL Litigation..................................................    6

         1.44.    Effective Date..................................................    6

         1.45.    Equity Custodian................................................    6

         1.46.    Equity Interests................................................    6

         1.47.    FCI.............................................................    6

         1.48.    Fee Claim.......................................................    6

         1.49.    Final Order.....................................................    6

         1.50.    GE Capital......................................................    6

         1.51.    General Unsecured Claim.........................................    6

         1.52.    Hopkinton Heifer Farm...........................................    6

         1.53.    Indenture Trustee...............................................    7

         1.54.    Insurance Carriers..............................................    7

         1.55.    Intercompany Claim..............................................    7

         1.56.    IRS.............................................................    7

         1.57.    Lenders.........................................................    7

         1.58.    Liquidating Trust...............................................    7

                                       ii

         1.59.    Liquidating Trustee.............................................    7

         1.60.    Liquidating Trust Agreement.....................................    7

         1.61.    Liquidating Trust Assets and Claims.............................    7

         1.62.    PBGC............................................................    7

         1.63.    PBGC Reserve....................................................    7

         1.64.    Person..........................................................    7

         1.65.    Pension Plan....................................................    8

         1.66.    Pension Plan and Thrift Plan Administrator......................    8

         1.67.    Pension Plan Distribution Date..................................    8

         1.68.    Petition Date...................................................    8

         1.69.    Pew Litigation Claims...........................................    8

         1.70.    Plan............................................................    8

         1.71.    Plan Supplement.................................................    8

         1.72.    Post 65 Retiree Medical Claims..................................    8

         1.73.    Postpetition Pension Eligible BEP Claim.........................    8

         1.74.    Postpetition Pension Ineligible BEP Claim.......................    8

         1.75.    Potential Derivative Claims.....................................    8

         1.76.    Prepetition Pension Eligible BEP Claim..........................    8

         1.77.    Prepetition Pension Ineligible BEP Claim........................    9

         1.78.    Priority Claim..................................................    9

         1.79.    Priority Non-Tax Claim..........................................    9

         1.80.    Priority Tax Claim..............................................    9

         1.81.    Professional....................................................    9

         1.82.    Ratable Proportion..............................................    9

         1.83.    Releasees.......................................................    9

         1.84.    Retiree Claims..................................................    9

         1.85.    Retiree Committee...............................................    9

         1.86.    Retiree Pre-65 Surviving Spouse Medical Reimbursement Claims....   10

         1.87.    Schedules.......................................................   10

         1.88.    Secured Claim...................................................   10

                                      iii

                                TABLE OF CONTENTS
                                  (continued)

                                                                                     Page

         1.89.    Section 510(b) Claims...........................................   10

         1.90.    Social Security Supplement Claims...............................   10

         1.91.    Subsequent Distribution Date....................................   10

         1.92.    Tax Advance.....................................................   10

         1.93.    Tax Code........................................................   10

         1.94.    Telmark.........................................................   10

         1.95.    Thrift Plan ....................................................   11

         1.96.    Thrift Plan Litigation Claims...................................   11

         1.97.    Tort Claim......................................................   11

         1.98.    Treasury Regulations............................................   11

         1.99.    UST.............................................................   11

         1.100.   Workers' Compensation Claims....................................   11

ARTICLE II            TREATMENT OF ADMINISTRATIVE CLAIMS  AND PRIORITY TAX CLAIMS.   11

         2.01.    Administrative Claims in General................................   11

         2.02.    DIP Obligations.................................................   11

         2.03.    Priority Tax Claims.............................................   11

ARTICLE III           CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS...............   12

         3.01.    Agway Plan......................................................   12

         3.02.    FCI Plan........................................................   13

ARTICLE IV            IDENTIFICATION OF IMPAIRED CLASSES OF CLAIMS AND
                          EQUITY INTERESTS........................................   13

         4.01.    Unimpaired Classes of Claims....................................   13

         4.02.    Impaired Classes of Claims and Equity Interests.................   13

ARTICLE V             TREATMENT OF CLASSES OF CLAIMS AND EQUITY INTERESTS.........   14

AGWAY PLAN            ............................................................   14

         5.01.    Agway Class 1 (Secured Claims)..................................   14

                  (a)      Impairment; Voting.....................................   14

                  (b)      Treatment..............................................   14

                  (c)      Sale of Collateral After Effective Date................   14

                                       iv

                               TABLE OF CONTENTS
                                  (Continued)

                  (d)      Retention of Lien......................................   15

                  (e)      Subclasses.............................................   15

         5.02.    Agway Class 2 (Priority Non-Tax Claims).........................   15

                  (a)      Impairment; Voting.....................................   15

                  (b)      Treatment..............................................   15

         5.03.    Agway Class 3 (Postpetition Pension Eligible BEP Claims)........   15

                  (a)      Impairment; Voting.....................................   15

                  (b)      Treatment..............................................   15

         5.04.    Agway Class 4A (Convenience Claims).............................   16

                  (a)      Impairment; Voting.....................................   16

                  (b)      Treatment..............................................   16

         5.05.    Agway Class 4B (Workers' Compensation Claims)...................   16

                  (a)      Impairment; Voting.....................................   16

                  (b)      Treatment..............................................   16

         5.06.    Agway Class 4C (General Unsecured Claims).......................   16

                  (a)      Impairment; Voting.....................................   16

                  (b)      Treatment..............................................   16

                  (c)      Tort Claims............................................   16

         5.07.    Agway Class 5A (Retiree Claims).................................   17

                  (a)      Impairment; Voting.....................................   17

                  (b)      Treatment..............................................   17

         5.08.    Agway Class 5B (Post 65 Retiree Medical Claims).................   17

                  (a)      Impairment; Voting.....................................   17

                  (b)      Treatment..............................................   18

                                       v


                               TABLE OF CONTENTS
                                  (Continued)


         5.09.    Agway Class 6 (Section 510(b) Claims) ..........................   18

                  (a)      Impairment; Voting.....................................   18

                  (b)      Treatment..............................................   18

         5.10.    Agway Class 7 (Equity Interests)................................   18

                  (a)      Impairment; Voting.....................................   18

                  (b)      Treatment..............................................   18

FCI PLAN              ............................................................   19

         5.11.    FCI Class 1 (Secured Claims)....................................   19

                  (a)      Impairment; Voting.....................................   19

                  (b)      Treatment..............................................   19

                  (c)      Retention of Lien......................................   19

                  (d)      Subclasses.............................................   19

         5.12.    FCI Class 2 (Priority Non-Tax Claims)...........................   19

                  (a)      Impairment; Voting.....................................   19

                  (b)      Treatment..............................................   19

         5.13.    FCI Class 3A (Convenience Claims)...............................   20

                  (a)      Impairment; Voting.....................................   20

                  (b)      Treatment..............................................   20

         5.14.    FCI Class 3B (Workers' Compensation Claims).....................   20

                  (a)      Impairment; Voting.....................................   20

                  (b)      Treatment..............................................   20

         5.15.    FCI Class 3C (General Unsecured Claims).........................   20

                  (a)      Impairment; Voting.....................................   20

                  (b)      Treatment..............................................   20

                  (c)      Tort Claims............................................   20

         5.16.    FCI Class 4 (Equity Interests)..................................   21

                  (a)      Impairment; Voting.....................................   21

                  (b)      Treatment..............................................   21

ARTICLE VI            PROVISIONS GOVERNING DISTRIBUTIONS..........................   21

         6.01.    Record Date for Distributions...................................   21

         6.02.    Date of Distributions...........................................   21

         6.03.    Disbursing Agent................................................   21

         6.04.    Subsequent Distributions........................................   22

         6.05.    Distributions of Cash...........................................   22

         6.06.    Allocations After Effective Date................................   22

         6.07.    Delivery of Distributions and Undeliverable Distributions.......   22

                                       vi

                               TABLE OF CONTENTS
                                  (Continued)



         6.08.    Compliance With Tax Requirements................................   23

         6.09.    Time Bar to Cash Payments.......................................   23

         6.10.    Setoffs.........................................................   23

         6.11.    Professional Fees and Expenses..................................   24

         6.12.    Transactions on Business Days...................................   24

         6.13.    Minimum Distributions...........................................   24

         6.14.    Allocation of Distributions.....................................   24

         6.15.    Rights and Powers of Disbursing Agent...........................   24

                  (a)      Powers of the Disbursing Agent.........................   24

                  (b)      Expenses Incurred After the Effective Date.............   24

ARTICLE VII           MEANS FOR IMPLEMENTATION AND EXECUTION OF THE PLAN..........   25

         7.01.    Liquidating Trust...............................................   25

                  (a)      Establishment of the Liquidating Trust.................   25

                  (b)      Purpose of the Liquidating Trust.......................   25

                  (c)      Reserve Accounts for Disputed Claims...................   25

                  (d)      Funding Expenses of the Liquidating Trust..............   26

                  (e)      Transfer of Assets.....................................   26

                  (f)      Liquidation of Assets, Responsibilities of Liquidating
                             Trustee..............................................   26

                  (g)      Valuation of Assets....................................   28

                  (h)      Investment Powers......................................   28

                  (i)      Semi-Annual Distribution; Withholding..................   28

                  (j)      Reporting Duties.......................................   29

                  (k)      Trust Implementation...................................   29

                  (l)      Registry of Beneficial Interests; Non-Assignability....   30

                  (m)      Termination............................................   30

         7.02.    Deemed Substantive Consolidation of Agway for Plan Purposes Only   31

         7.03.    Pension Plan....................................................   31

                  (a)      Enhancement of Claims Under Pension Plan...............   31

                  (b)      Reserve for the PBGC...................................   31

                                      vii

                               TABLE OF CONTENTS
                                  (Continued)

                  (c)      Termination of the Pension Plan........................   32

         7.04.    The Debtors' and Liquidating Trustee's Post-Confirmation Role...   32

                  (a)      Administration of Taxes................................   32

                  (b)      Transfers to Liquidating Trust.........................   32

                  (c)      Dissolution............................................   32

         7.05.    Books and Records...............................................   33

         7.06.    Corporate Action................................................   33

         7.07.    Effectuating Documents and Further Transactions.................   33

         7.08.    Closing of the Chapter 11 Cases.................................   33

ARTICLE VIII          PROCEDURES FOR RESOLVING AND TREATING DISPUTED CLAIMS.......   33

         8.01.    No Distribution Pending Allowance...............................   33

         8.02.    Resolution of Disputed Claims...................................   34

         8.03.    Estimation......................................................   34

         8.04.    Allowance of Disputed Claims....................................   34

         8.05.    Release of Funds from Disputed Claims Reserve...................   35

ARTICLE IX            TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.......   35

         9.01.    Generally.......................................................   35

         9.02. Approval of Assumption and Assignment or Rejection of Executory
Contracts and Unexpired Leases35

         9.03.    Claims for Damages..............................................   36

         9.04.    Postpetition Executory Contracts and Unexpired Leases...........   36

ARTICLE X             CONDITIONS TO CONFIRMATION AND EFFECTIVE DATE...............   36

         10.01.   Conditions Precedent to Effective Date of Plan..................   36

                  (a)      Confirmation Order.....................................   36

                  (b)      Execution and Delivery of Other Documents..............   36

         10.02.   Waiver of Conditions Precedent..................................   36

         10.03.   Effect of Failure of Conditions.................................   37

ARTICLE XI            EFFECTS OF CONFIRMATION.....................................   37

         11.01.   Vesting of Assets in Liquidating Trust..........................   37

                                      viii

                               TABLE OF CONTENTS
                                  (Continued)

         11.02.   Release of Assets...............................................   37

         11.03.   Binding Effect..................................................   37

         11.04.   Term of Injunctions or Stays....................................   37

         11.05.   Rights of Action................................................   38

         11.06.   Injunction......................................................   38

         11.07.   Dissolution of Retiree Committee................................   38

ARTICLE XII           RELEASES....................................................   38

         12.01.   Release of Releasees by Debtors.................................   38

         12.02.   Release of Released Parties.....................................   39

ARTICLE XIII          RETENTION OF JURISDICTION...................................   39

ARTICLE XIV           ADDITIONAL PROVISIONS.......................................   41

         14.01.   Effectuating Documents and Further Transactions.................   41

         14.02.   Membership Action...............................................   42

         14.03.   Exemption from Transfer Taxes...................................   42

         14.04.   Special Provisions Regarding Intercompany Claims and Subsidiary
                    Interests.....................................................   42

         14.05.   Voting of Claims and Equity Interests...........................   42

         14.06.   Confirmability and Severability of Plan.........................   42

         14.07.   Nonconsensual Confirmation......................................   43

         14.08.   Exculpation.....................................................   43

         14.09.   Post-Confirmation Date Fees and Expenses........................   43

                  (a)      Fees and Expenses of Professionals.....................   43

                  (b)      Fees and Expenses of Liquidating Trustee and Disbursing
                              Agent...............................................   43

                  (c)      Cancellation of the Indenture and Discharge of the
                              Indenture Trustee...................................   43

         14.10.   Fee Claims......................................................   44

         14.11.   Professional Fee Holdback.......................................   44

         14.12.   Bar on Post-Effective Fee Claims by the Committee and Retiree
                    Committee.....................................................   45

         14.13.   Payment of Statutory Fees.......................................   45

         14.14.   Amendments or Modifications of Plan.............................   45

                                       ix

                               TABLE OF CONTENTS
                                  (Continued)

         14.15.   Effect of Withdrawal or Revocation..............................   45

         14.16.   Severability of Plan Provisions.................................   45

         14.17.   Successors and Assigns..........................................   46

         14.18.   Notices.........................................................   46

         14.19.   Governing Law...................................................   47

         14.20.   Tax Reporting and Compliance....................................   47

         14.21.   Filing of Additional Documents..................................   47

         14.22.   Rules of Interpretation and Computation of Time.................   47

         14.23.   Conflict of Terms...............................................   48


                                  INTRODUCTION

                  Agway, Inc., a Delaware corporation, and the other debtors in the above-captioned jointly administered chapter 11 cases, as debtors and debtors in possession, hereby propose the following joint plan of liquidation pursuant to section 1121(a) of the Bankruptcy Code. The Debtors are proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code.

                  The Debtors' Chapter 11 Cases have been consolidated for procedural purposes and are being jointly administered pursuant to an order of the Bankruptcy Court. This Plan contemplates two distinct chapter 11 plans. One plan contemplates the deemed substantive consolidation of the bankruptcy estates of Agway, Inc., Agway General Agency, Brubaker, Country Best Adams and Country Best De-Berry (collectively, "Agway") into one chapter 11 estate solely for the purposes of distribution and voting under this Plan, and the establishment of a Liquidating Trust to administer the Agway liquidation. The other chapter 11 plan is solely applicable to Feed Commodities International LLC. For all other purposes, the Debtors will continue to maintain their separate corporate existence, except as otherwise expressly provided for in the Plan. In addition, any obligation of any Debtor other than FCI and all guarantees thereof executed by one or more of the Debtors will be deemed to be one obligation of the deemed substantively consolidated Debtors; any Claims filed or to be filed in connection with any such obligation and such guarantees will be deemed one Claim against the deemed consolidated Debtors and each and every Claim filed in the individual Chapter 11 Cases of any of Agway, Inc., Agway General Agency, Brubaker, Country Best Adams and Country Best De-Berry will be deemed filed against the deemed consolidated estates of Agway, Inc., Agway General Agency, Brubaker, Country Best Adams and Country Best De-Berry.

                  Reference is made to the Disclosure Statement, distributed contemporaneously herewith, for a discussion of the Debtors' history, businesses, properties, certain postpetition events, issues which may affect estimated distributions, and for a summary and analysis of the Plan and certain related matters. All holders of Claims against the Debtors entitled to vote on the Plan are advised to read the Plan and the Disclosure Statement in their entirety before voting to accept or reject the Plan.

                                    ARTICLE I

                                  DEFINED TERMS

                  As used in the Plan, capitalized terms have the meanings set forth below. Any term that is not otherwise defined in the Plan, but that is used in the Bankruptcy Code or the Bankruptcy Rules, will have the meaning given to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable.

     1.01. ADMINISTRATIVE CLAIM means any right to payment constituting a cost or expense of administration of any of the Chapter 11 Cases allowed under sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation, (a) any actual and necessary costs and expenses of preserving the Debtors' estates, (b) any actual and necessary costs and expenses of operating the Debtors' businesses, (c) any indebtedness or obligations incurred or assumed by the Debtors, as debtors in possession, during the Chapter 11 Cases, (d) any allowances of compensation and reimbursement of expenses to the extent allowed by Final Order under sections 330 or 503 of the Bankruptcy Code, (e) any Postpetition Pension Ineligible BEP Claims and (f) any Allowed Reclamation Claims, pursuant to section 546(c) of the Bankruptcy Code, as specified in Exhibit A to the Plan Supplement.

     1.02. AGWAY means, collectively, Agway, Inc., Agway General Agency, Brubaker, Country Best Adams and Country Best De-Berry.

     1.03. AGWAY, INC. means Agway, Inc., a Delaware corporation, one of the Debtors, and the direct parent company of each of the other Debtors.

     1.04. AGWAY ENERGY means Agway Energy Products LLC, Agway Energy Services, Inc. and Agway Energy Services-PA, Inc., each of which are wholly owned, non-debtor subsidiaries of Agway, Inc., as renamed subsequent to the closing of the sale of Agway Energy.

     1.05. AGWAY GENERAL AGENCY means Agway General Agency, Inc., one of the Debtors.

     1.06. AGWAY SUBORDINATED DEBT SECURITIES means, collectively, those certain unsecured subordinated debt securities, subordinated member debt securities and subordinated debentures issued from time-to-time by Agway and its predecessors, but shall not include any Section 510(b) Claims relating to Agway subordinated debt securities.

     1.07. AGWAY SUBORDINATED DEBT SECURITIES CLAIM means a Claim arising on account of Agway Subordinated Debt Securities, including any interest accrued and owing thereon as of September 30, 2002.

     1.08. ALLOWED means, with reference to any Claim, (a) any Claim against any Debtor which has been listed by such Debtor in the Schedules, as such Schedules may be amended by the Debtors from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent and for which no contrary proof of Claim has been filed, (b) any Claim as to which no objection to allowance has been timely interposed in accordance with section 502 of the Bankruptcy Code and Bankruptcy Rule 3007, pursuant to section 8.02 of this Plan, or such other applicable period of limitation fixed by the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court, or as to which any objection has been determined by a Final Order to the extent such objection is determined in favor of the respective holder, (c) any Claim as to which, upon the lifting of the automatic stay pursuant to section 362 of the Bankruptcy Code, the liability of the Debtors, allowance and the amount thereof are determined by final order of a court of competent jurisdiction other than the Bankruptcy Court, or (d) any Claim expressly allowed pursuant to this Plan.

     1.09. AVAILABLE CASH means, as of the Effective Date, as to the Debtors comprising Agway, or as to FCI, all Cash of each such Debtor realized from its business operations, the sale or other disposition of its assets, the interest earned on invested funds or from any other source, less (i) the amount of Cash estimated and reserved by Agway or FCI to fund adequately the administration of its Plan, its Chapter 11 Case, and as to Agway, Inc. the Liquidating Trust (including the Disputed Claims Reserve), on and after the Effective Date and
(ii) the amount of Cash required by Agway and FCI to satisfy in full their respective Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Priority Non-Tax Claims and Allowed Secured Claims.

     1.10. AVOIDANCE ACTIONS means, without limitation, any and all actions, causes of action, liabilities, obligations, rights, suits, debts, sums of money, damages, judgments, Claims and demands whatsoever, whether known or unknown, in law (including, without limitation, pursuant to sections 510, 544, 547, 548, 549, 550 and 553 of the Bankruptcy Code or equivalent provisions of applicable non-bankruptcy law), equity or otherwise.

     1.11. BALLOT means the forms distributed by the Voting Agent to each holder of an impaired Claim that is entitled to vote on which form the holder of such Claim is to indicate acceptance or rejection of the Plan.

     1.12. BANKRUPTCY CODE means title 11 of the United States Code as now in effect or hereafter amended, as applicable to the Chapter 11 Cases.

     1.13. BANKRUPTCY COURT means the United States Bankruptcy Court for the Northern District of New York in which the Chapter 11 Cases were commenced on October 1, 2002, or any other court with jurisdiction over the Chapter 11 Cases.

     1.14. BANKRUPTCY RULES means the Federal Rules of Bankruptcy Procedure and the local rules of the Court, as now in effect or hereafter amended.

     1.15. BAR DATE means the applicable deadline by which a proof of Claim shall have been, or shall be, filed, as established by the Confirmation Order and any other order of the Court (including (i) the Order (A) Establishing May 30, 2003, as the Final Date for Filing Proofs of Claim Against the Debtors, (B) Approving Proposed Proof of Claim Form and (C) Approving Proposed Notice and Publication Procedures, (ii) the Order Establishing October 2, 2003 as the Deadline for Filing of Proofs of Claim Relating to Indemnity Rights Arising Under the Debtors' By-laws or Employment Agreements, and (iii) the order establishing the employee bar date that the Debtors anticipate will be entered following the filing of this Plan with the Bankruptcy Court).

     1.16. BEP CLAIMS means any claims related to obligations (i) under Agway, Inc.'s benefit equalization plan, including the thrift component and the pension component thereunder and/or (ii) for deferred compensation.

     1.17. BRUBAKER means Brubaker Agronomic Consulting Service LLC, one of the Debtors.

     1.18. BUSINESS DAY means any day other than a Saturday, Sunday or any other day on which banking institutions in New York, New York are required or authorized to close by law or executive order.

     1.19. CASH means legal tender of the United States of America.

     1.20. CHAPTER 11 CASES means the Debtors' jointly administered chapter 11 cases pending in the Court.

     1.21. CLAIM means a "claim" as defined in section 101(5) of the Bankruptcy Code, against any Debtor.

     1.22. CLAIMS AGENT means Donlin, Recano & Company, Inc., the official Claims Agent appointed in the Chapter 11 Cases.

     1.23. CLASS means a category of holders of Claims or Equity Interests, as described in Sections 3.01 and 3.02 of the Plan.

     1.24. COLLATERAL means any property or interest in property of the estate of any Debtor subject to a lien, charge, or other encumbrance to secure the payment or performance of a Claim, which lien, charge, or other encumbrance is not subject to avoidance under the Bankruptcy Code.

     1.25. COMMITTEE means the official committee of the Debtors' unsecured creditors appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code, which Committee was disbanded by the UST effective February 4, 2004.

     1.26. CONFIRMATION DATE means the date on which the Clerk of the Court enters the Confirmation Order on the docket of the Bankruptcy Court.

     1.27. CONFIRMATION HEARING means the hearing to be held by the Bankruptcy Court regarding confirmation of the Plan, as such hearing may be adjourned or continued from time to time.

     1.28. CONFIRMATION ORDER means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

     1.29. CONVENIENCE CLAIM means any General Unsecured Claim against any of the Debtors in an amount (a) equal to or less than $1,000 or (b) greater than $1,000, but which the holder of such Claim chooses to reduce to $1,000 by written election made on a validly executed and timely delivered Ballot for the Plan.

     1.30. COUNTRY BEST ADAMS means Country Best Adams, LLC, one of the Debtors.

     1.31. COUNTRY BEST-DEBERRY means Country Best-DeBerry LLC, one of the Debtors.

     1.32. CURE AMOUNT means the amount of Cash required for the assumption of an unexpired lease or executory contract pursuant to section 365(b) of the Bankruptcy Code equal to all accrued, due, and unpaid monetary obligations, without interest, or such other amount as may be agreed to by the parties thereto or ordered by the Bankruptcy Court, under such executory contract or lease to the extent such obligations are enforceable under the Bankruptcy Code and applicable non-bankruptcy law.

     1.33. D AND O POLICY means that certain Executive Protection Policy between Agway, Inc. and Federal Insurance Company, effective March 17, 1998, as amended.

     1.34. DEATH BENEFIT CLAIMS means the actuarial equivalent of any Claims, as calculated on the effective date of the Pension Plan amendment, related to obligations incurred pursuant to the Pension Plan to provide an additional death benefit payment effective July 1, 2002 in the amount of $5,000 upon the death of the eligible retiree.

     1.35. DEBTOR means any of the above-captioned debtors and debtors in possession.

     1.36. DEFICIENCY CLAIM means the portion, if any, of a Secured Claim that exceeds the value of the collateral securing such Claim.

     1.37. DIP CREDIT AGREEMENT means that certain Senior Secured, Super-Priority Debtor-in-Possession Credit Agreement in the amount of $65 million by and among the Debtors, Agway Energy, GE Capital (for itself, as Agent and Lender), and the other Lenders party thereto, dated as of October 4, 2002, as amended, and all related documents, instruments and agreements.

     1.38. DIP OBLIGATIONS means any indebtedness outstanding under the DIP Credit Agreement.

     1.39. DISBURSING AGENT means Donlin, Recano & Company, Inc., in its capacity as disbursing agent under the Disbursing Agent Agreement, which is to be included in the Plan Supplement.

     1.40. DISCLOSURE STATEMENT means the written disclosure statement (including all schedules to such disclosure statement) that relates to the Plan, as the same may be amended, modified or supplemented from time to time, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

     1.41. DISPUTED CLAIM means, with reference to a Claim, any Claim (a) which has been or hereafter is listed on the Schedules as unliquidated, disputed, or contingent, and which has not been resolved by written agreement of the parties or by an order of the Bankruptcy Court, (b) which is disputed under the Plan,
(c) as to which any of the Debtors has interposed a timely objection and/or request for estimation in accordance with section 502(c) of the Bankruptcy Code and Bankruptcy Rule 3018, or section 8.02 of this Plan, which objection and/or request for estimation has not been withdrawn or determined by a Final Order,
(d) any Claim, proof of which was filed in an amount greater than the amount reflected for such Claim as listed on the Schedules and for which the time to file an objection has not yet expired, (e) any Claim proof of which was required to be filed by order of the Bankruptcy Court but as to which a proof of Claim was not timely or properly filed, and (f) any Tort Claim.

     1.42.  DISPUTED  CLAIMS  RESERVE has the  meaning  assigned to such term in
Section 7.01(j) hereof.

     1.43. DOL LITIGATION means the potential litigation under consideration by the Secretary of the United States Department of Labor arising from and related to possible alleged violations of ERISA.

     1.44. EFFECTIVE DATE means the first Business Day on which all conditions precedent to the Effective Date specified in Section 10.01 of the Plan shall have been satisfied or waived as provided in Section 10.02 of the Plan.

     1.45. EQUITY CUSTODIAN means one or more Persons selected by the Debtors to hold the one share of common stock of Agway, Inc. in accordance with Section
5.10 of the Plan.

     1.46. EQUITY INTERESTS means the interest of any holder of an equity security of any of the Debtors represented by any issued and outstanding shares of common or preferred stock or other instrument evidencing a present ownership interest in any of the Debtors, whether or not transferable, or any option, warrant, or right, contractual or otherwise, to acquire any such interest.

     1.47. FCI means Feed Commodities International LLC n/k/a PQR LLC, one of the Debtors.

     1.48. FEE CLAIM means an Administrative Claim under section 330(a), 331, 503 or 1103 of the Bankruptcy Code for compensation of a Professional or other entity for services rendered or expenses incurred in the Chapter 11 Cases on or prior to the Effective Date (including expenses of the members of the Committee incurred in discharge of their duties prior to February 4, 2004).

     1.49. FINAL ORDER means an order which has not been reversed, stayed, modified or amended and as to which the time to appeal, petition for certiorari, or move for re-argument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for re-argument or rehearing shall then be pending; provided, however, that the possibility that a motion under Rule 59 or 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed with respect to such order shall not preclude such order from being a Final Order.

     1.50. GE CAPITAL means General Electric Capital Corporation.

     1.51. GENERAL UNSECURED CLAIM means any unsecured, non-priority Claim against the Debtors that is not an Administrative Claim, Priority Tax Claim, Priority Non-Tax Secured Claim, Convenience Claim, or Intercompany Claim, including any Agway Subordinated Debt Securities Claim and any deductible and self-insured retention amounts under the Debtors' insurance policies, which are not otherwise covered under the Debtors' insurance policies.

     1.52. HOPKINTON HEIFER FARM means Agway's heifer farm located in Hopkinton, New York.

     1.53. INDENTURE TRUSTEE means J.P.Morgan Chase & Co.

     1.54.   INSURANCE  CARRIERS  means  Reliance  Insurance  Company,   Pacific
Employers Insurance Company (ACE), The Travelers Insurance Company and National Union Fire Insurance Company of Pittsburgh, PA (AIG).

     1.55. INTERCOMPANY CLAIM means: (a) any account reflecting intercompany indebtedness by one Debtor with respect to any other Debtor incurred prior to the Petition Date, or (b) any Claim not reflected in such book entries that was held by a Debtor against any other Debtor prior to the Petition Date.

     1.56. IRS means the U.S. Internal Revenue Service.

     1.57. LENDERS means the lenders from time to time party to the DIP Credit Agreement.

     1.58.  LIQUIDATING TRUST means the liquidating trust for Agway described in
Article VII of the Plan and governed by the Liquidating Trust Agreement.

     1.59. LIQUIDATING TRUSTEE means one or more Persons selected by the UST, in consultation with the constituents whose input the UST deems appropriate and necessary (including Agway, Inc.), and subject to Court approval, to act as the trustee of the Liquidating Trust pursuant to the terms and conditions of the Plan and the Liquidating Trust Agreement.

     1.60. LIQUIDATING TRUST AGREEMENT means that certain agreement, dated as of the Effective Date, between Agway, Inc. and the Liquidating Trustee that governs the operation of the Liquidating Trust, included in the Plan Supplement.

     1.61. LIQUIDATING TRUST ASSETS AND CLAIMS means any property interests, Claims or causes of action or potential causes of action belonging to Agway, including, but not limited to (i) the Potential Derivative Claims, (ii) potential causes of action against the Debtors' prepetition professionals, such as auditors or independent accountants, and (iii) Agway, Inc.'s equity interests in the other Debtors and member interests in any entity, following the dissolution of Agway, Inc., but excluding (w) the Available Cash, (x) the Thrift Plan, (y) the Pension Plan, and (z) operating assets of active businesses, if any.

     1.62. PBGC means the Pension Benefit Guaranty Corporation.

     1.63. PBGC RESERVE means the $36.3 million that the Debtors will deposit into a separate segregated account within the Disputed Claims Reserve on the Effective Date as a reserve against the asserted claims of the PBGC.

     1.64. PERSON means an individual, partnership, corporation, cooperative, trust, unincorporated organization, association, joint venture or a government or agency or political subdivision thereof.

     1.65. PENSION PLAN means that certain Employees' Retirement Plan of Agway, Inc., as amended

     1.66. PENSION PLAN AND THRIFT PLAN ADMINISTRATOR means the Liquidating Trustee on and after the Effective Date.

     1.67. PENSION PLAN DISTRIBUTION DATE means the first Business Day after all of the steps necessary have occurred under applicable law and the Pension Plan governing documents in order to permit and effectuate the termination of the Pension Plan and the distribution of the Pension Plan assets.

     1.68. PETITION DATE means October 1, 2002.

     1.69. PEW LITIGATION CLAIMS means all claims for damages asserted in that certain complaint filed on May 12, 2003, as the same may be amended, by John Pew, Jr., Barbara E. Pew, Harold Pew, Donna Pew, et al., against certain current and former officers and directors of Agway and PricewaterhouseCoopers, LLP.

     1.70. PLAN means this joint chapter 11 plan of liquidation for the Debtors, and all exhibits, supplements, and schedules to the Plan, as the same may be amended, modified or supplemented.

     1.71. PLAN SUPPLEMENT means the supplement to the Plan containing certain documents relevant to the implementation of such Plan or the treatment of Allowed Claims thereunder, including, but not limited to, the Liquidating Trust Agreement, the Disbursing Agent Agreement and restated and amended bylaws and charter for Agway, Inc. The Plan Supplement will be filed with the Bankruptcy Court no later than 10 days before the Confirmation Hearing.

     1.72. POST 65 RETIREE MEDICAL CLAIMS means any claims of eligible retirees or employees pursuant to Agway's over age 65 retiree medical program.

     1.73. POSTPETITION PENSION ELIGIBLE BEP CLAIM means any claim related to obligations accrued following the Petition Date under Agway Inc.'s benefit equalization plan, including the thrift component and the pension component thereunder, which is eligible to be included in the Pension Plan.

     1.74. POSTPETITION PENSION INELIGIBLE BEP CLAIM means total claims related to obligations accrued following the Petition Date under Agway's benefit equalization plan, including the thrift component and the pension component thereunder, less the Postpetition Pension Eligible BEP Claims.

     1.75. POTENTIAL DERIVATIVE CLAIMS means potential claims, if any, for damages that Agway might have against former officers and directors for breach of fiduciary duty.

     1.76. PREPETITION PENSION ELIGIBLE BEP CLAIM means any claim related to obligations accrued prior to the Petition Date (i) under Agway, Inc.'s benefit equalization plan, including the thrift component and the pension component thereunder and/or (ii) for deferred compensation which, when multiplied by 62.5% is eligible to be included in the Pension Plan. See section VII.A.2 of the Disclosure Statement, incorporated herein by reference, for an illustration of how an employee's Prepetition Pension Eligible BEP Claim is calculated.

     1.77. PREPETITION PENSION INELIGIBLE BEP CLAIM means total claims related to obligations accrued prior to the Petition Date (i) under Agway, Inc.'s benefit equalization plan, including the thrift component and the pension component thereunder and/or (ii) for deferred compensation, less the Prepetition Pension Eligible BEP Claims. See section VII.A.2 of the Disclosure Statement, incorporated herein by reference, for an illustration of how an employee's Prepetition Pension Ineligible BEP Claim is calculated.

     1.78. PRIORITY CLAIM means a Priority Tax Claim or Priority Non-Tax Claim.

     1.79. PRIORITY NON-TAX CLAIM means any Claim, other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in payment under section 507(a) of the Bankruptcy Code.

     1.80. PRIORITY TAX CLAIM means a Claim of a governmental unit of the kind specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

     1.81. PROFESSIONAL means (i) any professional employed in the Chapter 11 Cases pursuant to section 327, 328, 1103 or 1114 of the Bankruptcy Code and (ii) any professional or other entity seeking compensation or reimbursement of expenses in connection with the Chapter 11 Cases pursuant to section 503(b)(4) of the Bankruptcy Code.

     1.82. RATABLE PROPORTION means a proportionate  share, so that the ratio of
(a) the amount of property distributed to the holder of an Allowed Claim, or allocated to the Disputed Claims Reserve on behalf of a holder of a Disputed Claim, in a Class, to (b) the amount distributed to the holders of all Allowed Claims, or allocated to the Disputed Claims Reserve on behalf of all holders of Disputed Claims, in such Class, is the same as the ratio (x) such Claim bears to
(y) the total amount of all Claims (including Disputed Claims) in such Class.

     1.83. RELEASEES means the officers and directors of the Debtors and any of their non-debtor subsidiaries holding office at any time prior to the Effective Date, GE Capital, the Lenders, the Committee, the Retiree Committee, the Indenture Trustee, and each of their respective agents, employees, advisors (including any attorneys, financial advisors, investment bankers and other professionals retained by such persons or entities in connection with these Chapter 11 Cases), affiliates and representatives.

     1.84. RETIREE CLAIMS means any Prepetition Pension Eligible BEP Claims, Social Security Supplement Claims, Retiree Pre-65 Surviving Spouse Medical Reimbursement Claims and/or Death Benefit Claims.

     1.85. RETIREE COMMITTEE means the statutory committee of retirees appointed by the Bankruptcy Court pursuant to section 1114 of the Bankruptcy Code.

     1.86. RETIREE PRE-65 SURVIVING SPOUSE MEDICAL REIMBURSEMENT CLAIMS means the net present value of any Claims for obligations to provide the Surviving Spouse Medical Reimbursement Program benefit of $300 per month until the spouse reaches age 65, (but not to exceed 10 years of benefits) to eligible retiree spouses who are receiving reimbursement payments under the program as of the effective date of the Pension Plan amendment.

     1.87. SCHEDULES means the schedules of assets and liabilities, the list of holders of Equity Interests, and the statements of financial affairs filed by the Debtors under section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, and all amendments and modifications to such schedules, lists, and statements through the Confirmation Date.

     1.88. SECURED CLAIM means a Claim that is secured by a lien on property in which an estate has an interest, or that is subject to a set-off under section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder's interest in such estate's interest in such property or to the extent of the amount subject to a set-off, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code or, in the case of a set-off, pursuant to section 553 of the Bankruptcy Code.

     1.89. SECTION 510(B) CLAIMS means any Claims for damages or rescission arising from the purchase or sale of a security of a Debtor, or for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of such a Claim, that is subordinated to other Claims or Equity Interests in accordance with section 510(b) of the Bankruptcy Code, including the Pew Litigation Claims and the Thrift Plan Litigation Claims.

     1.90. SOCIAL SECURITY SUPPLEMENT CLAIMS means the net present value of any claims related to obligations incurred pursuant to the Pension Plan to provide a social security supplement payment effective January 1, 2003 in the amount of $600 per month to retirees who were enrolled in the under age 65 medical plan in 2002, and certain other eligible employees.

     1.91. SUBSEQUENT DISTRIBUTION DATE means, following the Effective Date, a date which shall occur at the end of each subsequent six-month period, or more frequently as may be determined by the Liquidating Trustee, on which a Ratable Proportion of the additional distributable Cash held in the Liquidating Trust is distributed to the holders of Allowed Claims and allocated to the Disputed Claims Reserve, in accordance with Article VI of the Plan.

     1.92. TAX ADVANCE means an allocation made by the Liquidating Trustee to the Disputed Claims Reserve in the event that the Disputed Claims Reserve does not have sufficient Cash to pay its required taxes, which advance (including accrued interest) of funds in respect of taxes shall be repaid by the Disputed Claims Reserve in accordance with the Plan.

     1.93. TAX CODE means title 26 of the United States Code, as amended from time to time.

     1.94. TELMARK means, collectively, Telmark LLC, a wholly owned non-debtor subsidiary of Agway, Inc., and Telease Financial Services, Ltd., Telmark Lease Funding II LLC and Telmark Lease Funding III LLC, each of which are wholly owned, non-debtor subsidiaries of Telmark LLC.

     1.95. THRIFT PLAN means Agway, Inc.'s 401(k) Thrift Investment Plan.

     1.96. THRIFT PLAN LITIGATION CLAIMS means all claims for damages arising under that certain complaint filed on August 26, 2003, as may be amended, by State Street Bank & Trust Company, as independent fiduciary of the company security fund for the Thrift Plan, against, among others, certain former and current members of the Agway Employee Benefit Plan Investment Committee, Agway's Employee Benefit Plans Administration Committee and Agway's Board of Directors.

     1.97. TORT CLAIM means any Claim that has not been compromised and settled or otherwise resolved (a) relating to personal injury, wrongful death, property damage, products liability, or other similar Claim asserted against any of the Debtors, or (b) arising under any federal, state or local statute, rule, regulation or ordinance governing, regulating or relating to health, safety, hazardous substances or the environment, including, in each case, unasserted and other intangible Claims.

     1.98. TREASURY REGULATIONS means final, temporary and proposed regulations promulgated by the U.S. Treasury Department in respect of the Tax Code.

     1.99. UST means the Office of the United States Trustee, authorized to monitor and administer chapter 11 cases filed under the Bankruptcy Code.

     1.100. WORKERS' COMPENSATION CLAIMS means Claims based in whole or in part for: (i) workers' compensation, and/or (ii) Claims for fees and costs associated therewith.

                                   ARTICLE II

                       TREATMENT OF ADMINISTRATIVE CLAIMS
                             AND PRIORITY TAX CLAIMS

     2.01. ADMINISTRATIVE CLAIMS IN GENERAL. On the Effective Date, or as soon thereafter as is reasonably practicable, except to the extent that a holder of an Allowed Administrative Expense Claim against any of the Debtors agrees to a different treatment, each holder of an Allowed Administrative Expense Claim shall receive Cash in an amount equal to such Claim; provided, however, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors, as debtors in possession, shall be paid by the Debtors in the ordinary course of business, consistent with past practice and in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to such transactions.

     2.02. DIP OBLIGATIONS. All DIP Obligations shall be deemed Allowed Administrative Expense Claims and paid in full in Cash on the Effective Date in accordance with this Section 2.02 of the Plan, or otherwise in accordance with the terms of the DIP Credit Agreement.

2.03. PRIORITY TAX CLAIMS. On the Effective Date, or as soon thereafter as is reasonably practicable, pursuant to section 1129(a)(9) of the Bankruptcy Code, unless otherwise agreed to by the holder of an Allowed Priority Tax Claim and the Debtors, each holder of an Allowed Priority Tax Claim shall be paid in full, in Cash, in an amount equal to such Allowed Priority Tax Claim.

                                  ARTICLE III

                  CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

                  Pursuant to section 1122 of the Bankruptcy Code, set forth below is a designation of classes of Claims against and Equity Interests in Agway and FCI.

                  In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims have not been classified, and are accorded treatment as set forth in Article II. Except as set forth above, all Claims and Equity Interests are classified for all purposes, including voting, confirmation and distribution pursuant to the Plan, as follows:

     3.01. AGWAY PLAN:

Agway Class 1                Agway  Class  1  consists  of  all  Secured  Claims
                             against Agway.

Agway Class 2                Agway  Class  2  consists  of  all Priority Non-Tax
                             Claims against Agway.

Agway Class 3                Agway Class 3 consists of all Postpetition  Pension
                             Eligible BEP Claims against Agway.

Agway Class 4A               Agway  Class  4A  consists  of  all  Convenience
                             Claims against Agway.

Agway Class 4B               Agway  Class  4B  consists  of  all  Workers'
                             Compensation Claims against Agway.

Agway Class 4C               Agway  Class  4C  consists of all General Unsecured
                             Claims against Agway.

Agway Class 5A               Agway Class 5A consists of all Retiree Claims.

Agway Class 5B               Agway  Class  5B  consists  of  all Post 65 Retiree
                             Medical Claims.

Agway Class 6                Agway Class 6 consists of all Section 510(b) Claims
                             against Agway.

Agway Class 7                Agway  Class  7 consists of all Equity Interests in
                             Agway.

     3.02. FCI PLAN:

FCI Class 1                  FCI  Class 1 consists of all Secured Claims against
                             FCI.

FCI Class 2                  FCI Class 2 consists of all Priority Non-Tax Claims
                             against FCI.

FCI Class 3A                 FCI  Class  3A  consists  of all Convenience Claims
                             against FCI.

FCI Class 3B                 FCI Class 3B consists of all Workers'  Compensation
                             Claims against FCI.

FCI Class 3C                 FCI  Class  3C  consists  of  all General Unsecured
                             Claims against FCI.

FCI Class 4                  FCI  Class  4  consists  of all Equity Interests in
                             FCI.

                                   ARTICLE IV

        IDENTIFICATION OF IMPAIRED CLASSES OF CLAIMS AND EQUITY INTERESTS

     4.01. UNIMPAIRED CLASSES OF CLAIMS. Classes described in this Section are not impaired under the Plan:

                  AGWAY PLAN:

                  Agway Class 1 (Secured Claims)
                  Agway Class 2 (Priority Non-Tax Claims)
                  Agway Class 3 (Postpetition Pension Eligible BEP Claims) Agway Class 4A (Convenience Claims)
                  Agway Class 4B (Workers' Compensation Claims)


                  FCI PLAN:

                  FCI Class 1 (Secured Claims)
                  FCI Class 2 (Priority Non-Tax Claims)
                  FCI Class 3A (Convenience Claims)
                  FCI Class 3B (Workers' Compensation Claims)

     4.02. IMPAIRED CLASSES OF CLAIMS AND EQUITY INTERESTS. Classes described in this Section are impaired under this Plan:

                  AGWAY PLAN:

                  Agway  Class 4C  (General  Unsecured  Claims)
                  Agway  Class 5A (Retiree  Claims)
                  Agway Class 5B (Post 65 Retiree Medical Claims) Agway Class 6 (Section 510(b) Claims)
                  Agway Class 7 (Equity Interests)

                  FCI PLAN:

                  FCI Class 3C (General Unsecured Claims)1
                  FCI Class 4 (Equity Interests)

                                   ARTICLE V

               TREATMENT OF CLASSES OF CLAIMS AND EQUITY INTERESTS

AGWAY PLAN
----------

     5.01. AGWAY CLASS 1 (SECURED CLAIMS).

     (a)  Impairment;  Voting.  Agway Class 1 Claims are unimpaired by the Plan.
          -------------------
Each holder of an Allowed Secured Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

     (b)  Treatment.  On  the  Effective  Date,  or  as  soon  thereafter  as is
          ---------
reasonably practicable, unless otherwise agreed to by the holder of an Allowed Secured Claim, each holder of an Allowed Secured Claim shall receive (i) the amount of the proceeds actually realized from the sale of any Collateral securing such Claim, less the actual costs and expenses of disposing of such Collateral; and/or (ii) the Collateral securing such Claim, but in neither case in an amount greater than necessary to pay such Allowed Secured Claim in full, plus any interest (including post-petition interest to the extent permitted under the Bankruptcy Code) on such Allowed Secured Claim and any reasonable fees, costs or charges provided for under the governing agreements, to be allowed and paid pursuant to section 506(b) of the Bankruptcy Code. To the extent that the amount of a secured claim exceeds the value of the Collateral securing such Claim, that portion of the Claim shall be treated as an unsecured Deficiency Claim in Agway Class 4C.

     (c) Sale of Collateral  After Effective  Date.  Subject to the terms of the
         -----------------------------------------
Liquidating Trust Agreement, the Liquidating Trustee shall have the right, at any time subsequent to the Effective Date (i) to satisfy in full the obligations owed in respect of an Allowed Secured Claim by conveying to the holder of such Claim all of the right, title and interest in and to the property that is subject to the lien securing such Claim and/or (ii) to sell any property subject to a lien securing such Claim on the terms and subject to the conditions specified in the orders of the Bankruptcy Court and section 363 and the other applicable provisions of the Bankruptcy Code and the Bankruptcy Rules.

---------------------------
1 It is possible that FCI Class 3C will be unimpaired by the Plan, but, because they may be impaired, will be allowed to vote on the Plan. Agway, Inc. is the holder of 100% of FCI Class 4 (Equity Interests) and will not vote on the Plan. Should holders of FCI Class 3C Claims be unimpaired, any recovery otherwise distributable on or after the Effective Date to FCI Class 4 (Equity Interests) will be distributed to the Liquidating Trust.

     (d)  Retention  of Lien.  Except as  otherwise  provided by an order of the
          ------------------
Bankruptcy Court and section 363(f) of the Bankruptcy Code, the holder of an Allowed Secured Claim shall retain the lien securing the Claim as of the Confirmation Date until distributions have been made to such holder provided for above in Section 5.01(b) to satisfy such Secured Claim in full.

     (e)  Subclasses.  Each  Secured  Claim  shall be  deemed  to be  separately
          ----------
classified in a subclass of Agway Class 1 and shall have all rights associated with separate classification under the Bankruptcy Code.

     5.02. AGWAY CLASS 2 (PRIORITY NON-TAX CLAIMS).

     (a)  Impairment;  Voting.  Agway Class 2 is  unimpaired  by the Plan.  Each
          -----------
holder of an Allowed Priority Non-Tax Claim in Agway Class 2 is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

     (b)  Treatment.  On  the  Effective  Date,  or  as  soon  thereafter  as is
          ----------
reasonably practicable, unless otherwise agreed to by the holder of an Allowed Priority Non-Tax Claim in Agway Class 2, each holder of an Allowed Priority Non-Tax Claim shall receive in full satisfaction of such Claim, Cash, in an amount equal to such Allowed Priority Non-Tax Claim.

     5.03. AGWAY CLASS 3 (POSTPETITION PENSION ELIGIBLE BEP CLAIMS)

     (a)  Impairment;  Voting.  Agway Class 3 is  unimpaired  by the Plan.  Each
          ----------
holder of a Postpetition Pension Eligible BEP Claim in Agway Class 3 is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

     (b) Treatment. On the Pension Plan Distribution Date, or as soon thereafter
         ---------
as is reasonably practicable, each holder of a Postpetition Pension Eligible BEP Claim will receive a lump sum payment or lifetime annuity based on 100% of its Postpetition Pension Eligible BEP Claim. The option of a lump sum payment or lifetime annuity will be given to such holder in accordance with applicable law and the options available under the Pension Plan. In the event the participant fails to make an election, the Pension Plan generally requires the plan to provide the benefit as a lifetime annuity.

                  To the extent a Postpetition BEP Claim is determined after the Effective Date to be ineligible to be included in the Pension Plan, it will be treated as an Administrative Claim and the distribution on account of such Claim shall be paid in accordance with Section 2.01 hereof as soon as reasonably practicable after such determination. Such distributions will be made in an amount equal to the distributions previously made to like claims, as if such Postpetition BEP Claim had been determined to be ineligible for inclusion in the Pension Plan on the Effective Date.

     5.04. AGWAY CLASS 4A (CONVENIENCE CLAIMS).

     (a)  Impairment;  Voting.  Agway Class 4A is unimpaired  by the Plan.  Each
          --------------------
holder of an Allowed Convenience Claim in Agway Class 4A is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

     (b)  Treatment.  On  the  Effective  Date,  or  as  soon  thereafter  as is
          ---------
reasonably practicable, unless otherwise agreed to by the holder of an Allowed Convenience Claim, each holder of an Allowed Convenience Claim shall receive Cash in the full amount of such Allowed Convenience Claim.

     5.05. AGWAY CLASS 4B (WORKERS' COMPENSATION CLAIMS).

     (a)  Impairment;  Voting.  Agway Class 4B is unimpaired  by the Plan.  Each
          -------------------
holder  of a  Workers'  Compensation  Claim  in Agway  Class 4B with an  Allowed
Workers' Compensation Claim is not entitled to vote to accept or reject the Plan.

     (b) Treatment.  Workers' Compensation Claims will continue to be determined
         ---------
by the administrative procedures established in each state. A final, non-appealable administrative determination will result in an Allowed Workers' Compensation Claim. Holders of Allowed Workers' Compensation Claims will be paid by the applicable Insurance Carrier or state entity outside of the Plan in accordance with applicable insurance contracts and/or applicable law.

     5.06. AGWAY CLASS 4C (GENERAL UNSECURED CLAIMS).

     (a)  Impairment;  Voting.  Agway  Class 4C is  impaired  by the Plan.  Each
          -------------------
General Unsecured Creditor in Agway Class 4C with an Allowed General Unsecured Claim is entitled to vote to accept or reject the Plan.

     (b)  Treatment.  On  the  Effective  Date,  or  as  soon  thereafter  as is
          ---------
reasonably practicable, unless otherwise agreed to by the holder of an Allowed General Unsecured Claim, each holder of an Allowed General Unsecured Claim in Agway Class 4C will receive a distribution of its Ratable Proportion of Available Cash.

                  In addition, each holder of an Allowed General Unsecured Claim in Agway Class 4C shall receive on the Effective Date its Ratable Proportion of the beneficial interests in the Liquidating Trust, and after the Effective Date, any additional distributable Cash, if any, from the Liquidating Trust.

     (c) Tort Claims.  All Tort Claims are Disputed Claims. Any Tort Claim as to
         ------------
which a proof of Claim was timely filed in the Chapter 11 Cases will be determined and liquidated either in the administrative or judicial tribunal in which it is pending on the Effective Date or, if no action is pending on the Effective Date, in any administrative or judicial tribunal of appropriate jurisdiction, or in accordance with any alternative dispute resolution or similar proceedings as the same may be approved by order of the Bankruptcy Court. The Debtors, however, reserve the right to seek estimation of any and all

Tort Claims in a court or courts of competent jurisdiction. To the extent that a Tort Claim is determined and liquidated pursuant to a final, nonappealable judgment in such a tribunal or in any such alternative dispute resolution or similar proceeding such Tort Claim, subject to the following paragraph, shall be deemed an Allowed General Unsecured Claim in such liquidated amount and, if such Tort Claim is against Agway, satisfied in accordance with the treatment specified in Agway Class 4C for holders of General Unsecured Claims against Agway.

                  To the extent that any holder of a Tort Claim has recourse to any insurance policy (in excess of the Debtors' deductible amounts) issued to or for the benefit of the Debtors, the holder of such Claim must first, to the satisfaction of the Debtors or the Liquidating Trustee, use its best efforts to collect its Allowed Claims from the Insurance Carrier. Any remaining unpaid portion of such Tort Claim shall be treated as an Allowed General Unsecured Claim. Any liquidated and determined Tort Claim shall be the obligation of, and satisfied by, any applicable insurance agreement providing coverage for the Tort Claim. Any Tort Claim within the deductible amount shall be asserted solely against the Liquidating Trust and not against any Insurance Carrier.

     5.07. AGWAY CLASS 5A (RETIREE CLAIMS)

     (a) Impairment; Voting. Agway Class 5A is impaired by the Plan. Each holder
         ------------------
of an Agway Class 5A Claim with an Allowed Retiree Claim is entitled to vote to accept or reject the Plan.

     (b) Treatment. On the Pension Plan Distribution Date, or as soon thereafter
         ----------
as is reasonably practicable, each holder of an Allowed Retiree Claim will receive either a lump sum payment or lifetime annuity based on 62.5% of its Allowed Retiree Claim payable from the Pension Plan. Upon the payment to a holder of an Allowed Retiree Claim from the Pension Plan, such holder's Allowed Retiree Claim shall be deemed satisfied and, thus, will be expunged as a claim against Agway, Inc.'s estate. The option of a lump sum payment or lifetime annuity will be given to such holder in accordance with applicable law and the options available under the Pension Plan. In the event the participant fails to make an election, the Pension Plan generally requires the plan to provide the benefit as a lifetime annuity.

                  Notwithstanding the foregoing, to the extent a prepetition Retiree Claim is determined after the Effective Date to be ineligible to be included in the Pension Plan, the distributions on account of such Claim shall be paid from the Liquidating Trust as soon as reasonably practicable after such determination as a General Unsecured Claim in accordance with Section 5.06(b) hereof. Such distributions will be made in an amount equal to the distributions previously made to like claims, as if such Retiree Claim had been determined to be ineligible for inclusion in the Pension Plan on the Effective Date.

     5.08. AGWAY CLASS 5B (POST 65 RETIREE MEDICAL CLAIMS)

     (a) Impairment; Voting. Agway Class 5B is impaired by the Plan. Each holder
         ------------------
of an Agway Class 5B Claim with an Allowed Post 65 Retiree Medical Claim is entitled to vote to accept or reject the Plan.

     (b) Treatment. On the Pension Plan Distribution Date, or as soon thereafter
         ---------
as is reasonably practicable, holders of Allowed Post 65 Retiree Medical Claim will receive either a lump sum payment or lifetime annuity based on the following: (x) current enrollees in the Post 65 Retiree Medical Plan shall receive their Ratable Proportion of $4.1 million payable from the Pension Plan, and (y) each holder of an Allowed Post 65 Retiree Medical Claim that opted out of the Post 65 Retiree Medical Plan will receive its Ratable Proportion of $1.9 million payable from the Pension Plan, as described more fully in Section VII.A.7 of the Disclosure Statement. Upon the payment to a holder of an Allowed Post 65 Retiree Medical Claim from the Pension Plan, such holder's Allowed Post 65 Retiree Medical Claim shall be deemed satisfied and, thus, will be expunged as a claim against Agway, Inc.'s estate. The option of a lump sum payment or lifetime annuity will be given to such holder in accordance with applicable law and the options available under the Pension Plan. In the event the participant fails to make an election, the Pension Plan generally requires the plan to provide the benefit as a lifetime annuity.

                  Notwithstanding the foregoing, to the extent a Post 65 Retiree Medical Claim is determined after the Effective Date to be ineligible to be included in the Pension Plan, the distributions on account of such Claim shall be paid from the Liquidating Trust as soon as reasonably practicable after such determination as a General Unsecured Claim in accordance with Section 5.06(b) hereof. Such distributions will be made in an amount equal to the distributions previously made to like claims, as if such Post 65 Retiree Medical Claim had been determined to be ineligible for inclusion in the Pension Plan on the Effective Date.

     5.09. AGWAY CLASS 6 (SECTION 510(B) CLAIMS) .

     (a) Impairment;  Voting. Agway Class 6 is impaired by the Plan. Each holder
         -------------------
of an Allowed Section 510(b) Claim is conclusively presumed to have rejected the Plan and is not entitled to vote to accept or reject the Plan.

     (b) Treatment.  There will be no distribution to holders of Allowed Section
         ---------
510(b) Claims.

     5.10. AGWAY CLASS 7 (EQUITY INTERESTS).

     (a) Impairment;  Voting. Agway Class 7 is impaired by the Plan. Each holder
         -------------------
of an Equity Interest is conclusively presumed to have rejected the Plan and is not entitled to vote to accept or reject the Plan.

     (b) Treatment.  On the Effective Date, all Equity Interests in Agway,  Inc.
         ---------
shall be deemed canceled and one new share of common stock of Agway, Inc. will be issued to the Equity Custodian (who may be the Liquidating Trustee or any other person designated by the Debtors), who will hold such share for the benefit of such former holders in Agway, Inc. consistent with these holders' former economic entitlements. Except as provided in the preceding sentence, each holder of an Equity Interest in Agway, Inc. shall neither receive nor retain any property or interest in property on account of such Equity Interest. On or promptly after the Effective Date, Agway, Inc. will file with the Securities and Exchange Commission a Form 15 for the purpose of terminating the registration of any of its publicly traded securities. All common stock of Agway, Inc.

outstanding after the Effective Date shall be canceled on the date Agway is dissolved in accordance with Section 7.04(c) of the Plan.

FCI PLAN
--------

     5.11. FCI CLASS 1 (SECURED CLAIMS).

     (a) Impairment; Voting. FCI Class 1 Claims are unimpaired by the Plan. Each
         ------------------
holder of an Allowed Secured Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

     (b) Treatment.  On the Effective Date,  unless  otherwise  agreed to by the
         ---------
holder of an Allowed Secured Claim, each holder of an Allowed Secured Claim shall receive (i) the amount of the proceeds actually realized from the sale of any Collateral securing such Claim, less the actual costs and expenses of disposing of such Collateral; and/or (ii) the Collateral securing such Claim, but in neither case in an amount greater than necessary to pay such Allowed Secured Claim in full, plus any interest (including post-petition interest to the extent permitted under the Bankruptcy Code) on such Allowed Secured Claim and any reasonable fees, costs or charges provided for under the governing agreements, to be allowed and paid pursuant to section 506(b) of the Bankruptcy Code. To the extent that the amount of a Secured Claim exceeds the value of the Collateral securing such Allowed Secured Claim that portion of such Claim shall be treated as an unsecured Deficiency Claim in FCI Class 3C.

     (c)  Retention  of Lien.  Except as  otherwise  provided by an order of the
          ------------------
Bankruptcy Court and section 363(f) of the Bankruptcy Code, the holder of an Allowed Secured Claim shall retain the lien securing the Claim as of the Confirmation Date until distributions have been made to such holder provided for above in Section 5.11(b) to satisfy such Claim in full.

     (d)  Subclasses.  Each  Secured  Claim  shall be  deemed  to be  separately
          ----------
classified in a subclass of FCI Class 1 and shall have all rights associated with separate classification under the Bankruptcy Code.

     5.12. FCI CLASS 2 (PRIORITY NON-TAX CLAIMS).

     (a) Impairment;  Voting. FCI Class 2 is unimpaired by the Plan. Each holder
         -------------------
of an Allowed Priority Non-Tax Claim in FCI Class 2 is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

     (b)  Treatment.  On  the  Effective  Date,  or  as  soon  thereafter  as is
          ---------
reasonably practicable, unless otherwise agreed to by the holder of an Allowed Priority Non-Tax Claim in FCI Class 2, each holder of an Allowed Priority Non-Tax Claim shall receive in full satisfaction of such Claim, Cash, in an amount equal to such Allowed Priority Non-Tax Claim.

     5.13. FCI CLASS 3A (CONVENIENCE CLAIMS).

     (a) Impairment; Voting. FCI Class 3A is unimpaired by the Plan. Each holder
         ------------------
of an Allowed Convenience Claim in FCI Class 3A is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

     (b)  Treatment.  On  the  Effective  Date,  or  as  soon  thereafter  as is
          ---------
reasonably practicable, unless otherwise agreed to by the holder of an Allowed Convenience Claim, each holder of an Allowed Convenience Claim shall receive Cash in the full amount of such Allowed Convenience Claim.

     5.14. FCI CLASS 3B (WORKERS' COMPENSATION CLAIMS).

     (a) Impairment; Voting. FCI Class 3B is unimpaired by the Plan. Each holder
         ------------------
of a Workers' Compensation Claim in FCI Class 3B with an Allowed Workers' Compensation Claim is not entitled to vote to accept or reject the Plan

     (b) Treatment.  On the Effective Date or as soon thereafter as the Workers'
         ---------
Compensation Claim is resolved by the applicable insurance company, each holder of an Allowed Workers' Compensation Claim in FCI Class 3B will continue to receive his or her benefits unimpaired by the Plan.

     5.15. FCI CLASS 3C (GENERAL UNSECURED CLAIMS).

     (a) Impairment;  Voting. FCI Class 3C is impaired by the Plan. Each General
         -------------------
Unsecured Creditor in FCI Class 3C with an Allowed General Unsecured Claim is entitled to vote to accept or reject the Plan.

     (b)  Treatment.  On  the  Effective  Date,  or  as  soon  thereafter  as is
          ---------
reasonably practicable, unless otherwise agreed to by the holder of an Allowed General Unsecured Claim, each holder of an Allowed General Unsecured Claim in FCI Class 3C will receive a distribution of its Ratable Proportion of Available Cash.

     (c) Tort Claims.  All Tort Claims are Disputed Claims. Any Tort Claim as to
         -----------
which a proof of Claim was timely filed in the Chapter 11 Cases will be determined and liquidated either in the administrative or judicial tribunal in which it is pending on the Effective Date or, if no action is pending on the Effective Date, in any administrative or judicial tribunal of appropriate jurisdiction, or in accordance with any alternative dispute resolution or similar proceedings as the same may be approved by order of the Bankruptcy Court. The Debtors, however, reserve the right to seek estimation of any and all Tort Claims in a court or courts of competent jurisdiction. To the extent that a Tort Claim is determined and liquidated pursuant to a final, nonappealable judgment in such a tribunal or in any such alternative dispute resolution or similar proceeding, such Tort Claim shall, subject to Section 5.15(c) of the Plan, be deemed an Allowed General Unsecured Claim in such liquidated amount and, if such Tort Claim is against FCI, satisfied in accordance with the treatment specified in FCI Class 3C for holders of General Unsecured Claims against FCI.

                  To the extent that any holder of a Tort Claim has recourse to any insurance policy (in excess of the Debtors' deductible amounts) issued to or for the benefit of the Debtors, the holder of such Claim must first, to the satisfaction of the Debtors or the Liquidating Trustee, use its best efforts to collect its Allowed Claims from the Insurance Carrier. Any remaining unpaid portion of such Allowed General Unsecured Claim shall be treated as an Allowed General Unsecured Claim. Any liquidated and determined Tort Claim shall be the obligation of, and satisfied by, any applicable insurance agreement providing coverage for the Tort Claim. Any Tort Claim within the deductible amount shall be asserted solely against the Liquidating Trust and not against any Insurance Carrier.

     5.16. FCI CLASS 4 (EQUITY INTERESTS).

     (a) Impairment; Voting. FCI Class 4 is impaired by the Plan. Each holder of
         ------------------
an Equity Interest is conclusively presumed to have rejected the Plan and is not entitled to vote to accept or reject the Plan.

     (b) Treatment. Holders of Allowed Equity Interests in FCI will retain their
         ---------
Equity Interests until the occurrence of the Effective Date, upon which such Equity Interests shall be extinguished. It is anticipated that there will be no distribution to holders of Allowed Equity Interests in FCI. To the extent that there is any cash or property after all holders of Allowed Claims against FCI have been paid in full, such excess cash or property shall be distributed to the Liquidating Trust.



                                   ARTICLE VI

                       PROVISIONS GOVERNING DISTRIBUTIONS

     6.01. RECORD DATE FOR DISTRIBUTIONS. As of April 1, 2004, the various transfer registers for each of the Classes of Claims or Equity Interests as maintained by the Debtors or their respective agents shall be deemed closed for distribution purposes, and there shall be no further changes made to reflect any new record holders of any Claims or Equity Interests. The Debtors shall have no obligation to recognize any transfer of Claims or Equity Interests occurring on or after such date.

     6.02. DATE OF DISTRIBUTIONS. Unless otherwise provided herein, any distributions and deliveries to be made hereunder to the holders of Allowed Claims shall be made on the Effective Date or the Pension Plan Distribution Date, as the case may be, or as soon thereafter as is reasonably practicable.

     6.03. DISBURSING AGENT. All distributions under the Plan shall be made by the Disbursing Agent (or the Liquidating Trustee if otherwise provided) or such other entity designated by the Debtors or Liquidating Trustee as a Disbursing Agent. The Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court; and, in the event that the Disbursing Agent is so otherwise ordered, the Liquidating Trust shall pay its share of the costs and expenses of procuring any such bond or surety.

     6.04. SUBSEQUENT DISTRIBUTIONS. After the Effective Date, to the extent Cash and other property not subject to any lien is available from (i) the Disputed Claims Reserve following the disallowance or reduction of any Disputed Claims, (ii) undeliverable, time-barred or unclaimed distributions to holders of Allowed Claims, or (iii) the proceeds of Liquidating Trust Assets and Claims, the Liquidating Trustee shall, on each Subsequent Distribution Date, allocate such Cash and other property among the holders of Allowed General Unsecured Claims that were Allowed on the Effective Date or subsequently have become Allowed on or before such Subsequent Distribution Date and the holders of any still pending Disputed Claims (to the extent provided by the Plan); with the Cash and other property allocated to Allowed General Unsecured Claims distributed to holders of such Claims and the Cash and other property allocated to pending Disputed Claims retained in the Disputed Claims Reserve to be administered in accordance with Article VIII of the Plan; provided, however, that any amounts released from the Disputed Claims Reserve shall be net of certain costs and expenses as provided in the Plan and subject to the prior repayment of any outstanding Tax Advance associated with the released funds in accordance with the Plan. In no event shall the Liquidating Trustee be obligated to make a distribution if, in the reasonable business judgment of the Liquidating Trustee, the amount then on hand and the ultimate distribution to be made would not be justified, taking into account all of the attendant costs of such distribution. In such case, any undistributed amount may be held over to the next Subsequent Distribution Date.

     6.05. DISTRIBUTIONS OF CASH. Any payment of Cash made by the Disbursing Agent pursuant to the Plan may be made at the option of the Disbursing Agent either by check drawn on a domestic bank or by wire transfer from a domestic bank.

     6.06. ALLOCATIONS AFTER EFFECTIVE DATE. Allocations made after the Effective Date to the Disputed Claims Reserve for the benefit of the holders of Disputed Claims that later become Allowed Claims shall be deemed to have been made on the Effective Date.

     6.07. DELIVERY OF DISTRIBUTIONS AND UNDELIVERABLE DISTRIBUTIONS. Distributions to holders of Allowed Claims shall be made at the address of each such holder as set forth on the Schedules filed with the Bankruptcy Court, unless superseded by a new address as set forth (a) on a proof of claim filed by a holder of an Allowed Claim, or (b) in another writing notifying the Liquidating Trustee (at the addresses set forth in the Plan) of a change of address. If any holder's distribution is returned as undeliverable, no further distributions to such holder shall be made unless and until the Liquidating Trustee is notified of such holder's then-current address, at which time all missed distributions shall be made to such holder, without interest. All Claims for undeliverable distributions shall be made on or before the earlier of (i) with respect to the initial distributions made on or after the Effective Date, one hundred and eighty (180) days after the date such initial undeliverable distribution was made, or (ii) with respect to the distributions made on a Subsequent Distribution Date, one hundred and eighty (180) days after the date such undeliverable distribution was made. If a distribution cannot be made pursuant to the preceding sentence, any such holder's Claim shall be expunged.

     6.08. COMPLIANCE WITH TAX REQUIREMENTS. In connection with the Plan, to the extent applicable, the Disbursing Agent or the Liquidating Trustee (as applicable), in making distributions under the Plan, shall comply with all tax withholding and reporting requirements imposed on it by any governmental unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. The Disbursing Agent or the Liquidating Trustee, as applicable, may withhold the entire distribution due to any holder of an Allowed Claim until such time as such holder provides the necessary information to comply with any withholding requirements of any governmental unit. Any property so withheld will then be paid by the Disbursing Agent or the Liquidating Trustee, as applicable, to the appropriate authority. If the holder of an Allowed Claim fails to provide the information necessary to comply with any withholding requirements of any governmental unit within six months from the date of first notification to the Person in need for such information or for the Cash necessary to comply with any applicable withholding requirements, then the holder's distribution shall be treated as an undeliverable distribution in accordance with this Article VI.

     6.09. TIME BAR TO CASH PAYMENTS. Checks issued by the Disbursing Agent or the Liquidating Trustee in respect of Allowed Claims shall be null and void if not negotiated within one hundred and eighty (180) days after the date of issuance thereof. Requests for reissuance of any check shall be made to the Disbursing Agent or the Liquidating Trustee by the holder of the Allowed Claim to whom such check originally was issued. Any claim in respect of such a voided check shall be made on or before the thirty (30) days after the expiration of the one hundred and eighty day period following the date of issuance of such check.

     6.10. SETOFFS. The Disbursing Agent in consultation with the Liquidating Trustee shall, in accordance with section 553 of the Bankruptcy Code and applicable non-bankruptcy law, set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Claim (before any distribution is made on account of such Claim), the claims, rights and causes of action of any nature that any of the Debtors or the Liquidating Trust may hold against the holder of such Allowed Claim; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the Disbursing Agent on behalf of any of the Debtors or the Liquidating Trust (or any successor thereto) of any such claims, rights and causes of action that any of the Debtors or the Liquidating Trust (or any successor thereto) may possess against such holder; and provided further, however, that any claims of any of the Debtors (or any successor thereto, including, without limitation, the Liquidating Trust), arising before the Petition Date shall first be setoff against Claims against such Debtor (or any successor thereto) arising before the Petition Date.

                  Notwithstanding anything contained herein to the contrary and notwithstanding the transfer of the Liquidating Trust Assets and Claims to the Liquidating Trust, in the event that a claimant in an action brought by the Liquidating Trustee for and on behalf of the Liquidating Trust (i) is required by a Final Order to make payment to the Liquidating Trust (the "Judgment
Amount"), and (ii) has an Allowed right of setoff under section 553 of the Bankruptcy Code or applicable non-bankruptcy law, then the Judgment Amount shall be offset against any amount such claimant owes to the Liquidating Trust.

     6.11.  PROFESSIONAL  FEES AND EXPENSES.  Each  professional  person or firm retained with approval by order of the Bankruptcy Court or requesting compensation in the Chapter 11 Cases pursuant to sections 330, 331 or 503(b) of the Bankruptcy Code, with the exception of any ordinary course professionals retained by the Debtors pursuant to an order of the Court, shall be required to file an application for an allowance of final compensation and reimbursement of expenses in the Chapter 11 Cases incurred through the Confirmation Date on or before a date to be set in the notice of a hearing for Approval of Final Fee Applications by the Bankruptcy Court in the Confirmation Order, which shall be no later than sixty (60) days after the Confirmation Date. Objections to any such application shall be filed on or before a date to be set by the Bankruptcy Court in the Confirmation Order.

     6.12. TRANSACTIONS ON BUSINESS DAYS. If the Effective Date, the Pension Plan Distribution Date or any other date on which a transaction may occur under the Plan shall occur on a day that is not a Business Day, the transactions contemplated by the Plan to occur on such day shall instead occur on the next succeeding Business Day.

     6.13. MINIMUM DISTRIBUTIONS. If a distribution to be made to or on behalf of a holder of a Claim on or after the Effective Date, the Pension Plan Distribution Date or any Subsequent Distribution Date would be $100 or less in the aggregate, notwithstanding any contrary provision of the Plan, no such distribution will be made to or on behalf of such holder unless a request therefor is made in writing to the Disbursing Agent or the Liquidating Trustee, as applicable (at the addresses provided in the Plan). Any undistributed amount shall be held over to the next Subsequent Distribution Date; provided, the foregoing shall not apply to Convenience Claims.

     6.14. ALLOCATION OF DISTRIBUTIONS. Distributions to any holder of an Allowed Claim shall be allocated first to the principal amount of any such Allowed Claim, as determined for federal income tax purposes, and then, to the extent the consideration exceeds such amount, to the remainder of such Claim comprising interest, if any (but solely to the extent that interest is an allowable portion of such Allowed Claim).

     6.15. RIGHTS AND POWERS OF DISBURSING AGENT.

     (a) Powers of the Disbursing Agent. The Disbursing Agent shall be empowered
         ------------------------------
to (i) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan, (ii) make all distributions contemplated hereby, (iii) employ professionals to represent it with respect to its responsibilities, and (iv) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.

     (b) Expenses Incurred After the Effective Date. Except as otherwise ordered
         ------------------------------------------
by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Disbursing Agent on or after the Effective Date (including, without limitation, taxes) and any reasonable compensation and expense reimbursement claims (including, without limitation, reasonable attorney fees and expenses) made by the Disbursing Agent shall be paid in Cash by the Liquidating Trustee from the Liquidating Trust.

                                  ARTICLE VII

               MEANS FOR IMPLEMENTATION AND EXECUTION OF THE PLAN

     7.01. LIQUIDATING TRUST.

     (a)  Establishment  of the  Liquidating  Trust.  On or before the Effective
          -----------------------------------------
Date, Agway, Inc. shall execute a Liquidating Trust Agreement with the Liquidating Trustee and shall take all other steps necessary to establish a Liquidating Trust. On the Effective Date, and in accordance with Section 7.01(e) hereof, Agway, Inc. shall transfer to the Liquidating Trust all of its right, title and interest in the Liquidating Trust Assets and Claims and an amount of Cash for funding the Liquidating Trust as provided in Section 7.01(d) hereof. In connection with the above-described rights and causes of action, any attorney-client privilege, work-product privilege, or other privilege or immunity attaching to any documents or communications (whether written or oral) transferred to Liquidating Trust shall vest in the Liquidating Trustee and its representatives. Notwithstanding the occurrence of the Effective Date, to the extent that operating assets of active businesses remain unsold, such asset/s may be retained by Agway, Inc. and not delivered into the Liquidating Trust pending the liquidation of such asset/s. Notwithstanding anything herein to the contrary, including, without limitation, the distributions to be made to a holder of an Allowed General Unsecured Claim in accordance with Section 7.01(f) hereof, in the unlikely event that distributions of Cash and the value of such holder's interest in the Liquidating Trust Assets, in accordance with Section 7.01(f) hereof, are equal to or in excess of one hundred percent (100%) of such holder's Allowed General Unsecured Claim, then the amount of Cash and the fair market value of the holder's interest in the Liquidating Trust Assets remaining to be distributed to such holder in excess of one hundred percent (100%) shall be deemed re-transferred to the Liquidating Trustee on behalf of and for the benefit of the holders of Allowed General Unsecured Claims and then for the benefit of all other Claims in accordance with the Bankruptcy Code. The Liquidating Trustee appointed by the UST shall be the representative of the estate under section 1123(b)(3) of the Bankruptcy Code.

     (b)  Purpose of the  Liquidating  Trust.  The  Liquidating  Trust  shall be
          ----------------------------------
established for the sole purpose of liquidating its assets, in accordance with Treasury Regulation section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business.

     (c) Reserve Accounts for Disputed Claims.  On and after the Effective Date,
         ------------------------------------
the Liquidating Trustee shall allocate to the Disputed Claims Reserve: (i) Cash in an aggregate amount sufficient to pay to each holder of a Disputed Unsecured Claim the amount that such holder would have been entitled to receive under the Plan if such Claim had been an Allowed Claim on the Effective Date or any Subsequent Distribution Date, (ii) net earnings on such Cash and (iii) any other property distributed in respect of such beneficial interests in the Liquidating Trust. All Cash and Cash equivalents and earnings thereon shall be used to satisfy any expenses incurred in connection with the maintenance of the Disputed Claims Reserve, including taxes payable by the Disputed Claims Reserve, if any, and repayment of any Tax Advances.

     (d) Funding  Expenses of the  Liquidating  Trust.  In  accordance  with the
         ---------------------------------------------
Liquidating Trust Agreement and any other agreements entered into in connection therewith, on the Effective Date, Agway, Inc. shall, without limiting its obligation to transfer assets in accordance with 7.01(e) of the Plan, transfer an amount of Cash (in addition to any Cash allocated to the Disputed Claims Reserve) to the Liquidating Trust reasonably necessary to fund the administrative expenses of the Liquidating Trust. To the extent such amount subsequently proves insufficient, subject to the terms of the Liquidating Trust Agreement the Liquidating Trustee may borrow additional amounts to fund any reasonably necessary administrative expenses (including, but not limited to, any taxes imposed on the Liquidating Trust or fees and expenses in connection with its liquidations).

     (e)  Transfer of Assets.  The  transfer by Agway,  Inc. of the  Liquidating
          ------------------
Trust Assets and Claims (and an amount of Cash as provided in Section 7.01(d) hereof) to the Liquidating Trust shall be made, as provided herein, for the benefit of holders of Allowed General Unsecured Claims against Agway whether Allowed on or after the Effective Date. In this regard, the assets to be held by the Liquidating Trust initially will be deemed transferred to holders of Allowed Claims against Agway, and, in respect of any Disputed Claims, allocated to the Disputed Claims Reserve. Immediately thereafter and on behalf of such recipients, Agway, Inc. shall transfer such assets to the Liquidating Trust in exchange for the undivided beneficial interests in the Liquidating Trust for the benefit of holders of such Claims, in accordance with the Plan. Upon transfer of the Liquidating Trust Assets and Claims, Agway shall have no interest in or with respect to the Liquidating Trust Assets and Claims or the Liquidating Trust.

                  It is the intention of Agway, Inc. that all of its right, title and interest in the Liquidating Trust Assets and Claims be transferred to the Liquidating Trust on the Effective Date. The failure to transfer one or more assets constituting a Liquidating Trust Asset or Claim on the Effective Date, however, shall not preclude Agway, Inc. from effecting such transfer at a later date. In furtherance thereof, Agway, Inc. by any of its authorized representatives and/or by the Liquidating Trustee shall be authorized and empowered to execute, deliver and cause the recording of such deeds, titles or other instruments of conveyance as are necessary to effect the transfer of such Liquidating Trust Assets and Claims to the Liquidating Trust.

                  For federal income tax purposes, all parties including, without limitation, the Debtors, the Liquidating Trustee and the holders of Allowed General Unsecured Claims who are beneficiaries of the Liquidating Trust, shall treat the transfer of assets to the Liquidating Trust, in accordance with the terms of the Plan and the Liquidating Trust Agreement (and in respect of the Disputed Claims, the Disputed Claims Reserve), as a transfer to the holders of Allowed General Unsecured Claims in satisfaction of such Claims, followed by a transfer by such holders to the Liquidating Trust, and the beneficiaries of the Liquidating Trust shall be treated as the grantors and owners thereof.

     (f)  Liquidation of Assets,  Responsibilities  of Liquidating  Trustee.  In
          ---------------------
accordance  with  the  provisions  of  the  Liquidating  Trust  Agreement,   the
Liquidating Trustee, in its reasonable business judgment, shall, in an expeditious but orderly manner, liquidate and convert to Cash the assets of the Liquidating Trust, make timely distributions and not unduly prolong the duration of the Liquidating Trust. The liquidation of the Liquidating Trust Assets and Claims may be accomplished either through the sale, prosecution, compromise and settlement, abandonment or dismissal of the Liquidating Trust Assets and Claims. Subject to the terms of the Liquidating Trust Agreement, the Liquidating Trustee shall be entitled to determine whether or not to pursue any of the claims comprising the Liquidating Trust Assets and Claims, as it determines is in the best interests of the beneficiaries of the Liquidating Trust and consistent with the purposes of the Liquidating Trust and subject to the terms of the Liquidating Trust Agreement. To the extent that the Liquidating Trustee takes or fails to take any action that a creditor believes is appropriate or inappropriate, as the case may be, such creditor may seek relief from the Bankruptcy Court. Additionally, to the extent that a holder of a beneficial interest in the Liquidating Trust receives a recovery in respect of its Claim from a source other than the Liquidating Trust, such as from the proceeds of Agway, Inc.'s insurance policies, the Liquidating Trustee may, in its reasonable discretion, and after written notice and an opportunity to be heard by the Bankruptcy Court in accordance with section 102 of the Bankruptcy Code, reduce such holder's Claim against Agway by the amount of such recovery to effectuate a more equitable distribution among the holders of General Unsecured Claims in Agway Class 4C, or to ensure that no such holder obtains an aggregate recovery exceeding 100% of its Claim. The Liquidating Trustee may incur any reasonable and necessary expenses arising from or related to the liquidation and conversion to Cash of the Liquidating Trust Assets and Claims. The professional fees of the Liquidating Trustee, as well as any compensation proposed to be paid to the Liquidating Trustee in respect of the services to be rendered pursuant to the Liquidating Trust Agreement shall be subject to Court approval.

                  The Liquidating Trustee shall be designated in the Confirmation Order and the Liquidating Trust Agreement and shall have the power to (i) liquidate or prosecute for the benefit of the Liquidating Trust the Liquidating Trust Assets and Claims (whether such suits are brought in the name of the Liquidating Trust or otherwise) and (ii) administer the assets of the Liquidating Trust and otherwise perform the functions and take the actions provided for or permitted in the Liquidating Trust Agreement or in any other agreement executed by the Liquidating Trustee pursuant to the Plan. Any and all proceeds generated from the various Liquidating Trust Assets and Claims shall constitute the property of the Liquidating Trust.

                  The Liquidating Trustee may request an expedited determination of taxes of the Liquidating Trust (including tax issues related to the Disputed Claims Reserve) under section 505(b) of the Bankruptcy Code for all returns filed for, or on behalf of, the Liquidating Trust for all taxable periods through the dissolution of the Liquidating Trust.

                  The Liquidating Trustee shall be selected by the UST, in consultation with the constituents whose input the UST deems appropriate and necessary (including Agway, Inc.), and subject to Court approval. The Liquidating Trustee or the Liquidating Trust may also serve as the Disbursing Agent, the Equity Custodian, and the Pension Plan and Thrift Plan Administrator.

                  The rights and responsibilities of the Liquidating Trustee shall be governed by the Liquidating Trust Agreement. If any of the provisions herein relating to the rights and responsibilities of the Liquidating Trustee conflicts with the Liquidating Trust Agreement, the provisions of the Liquidating Trust Agreement govern.

     (g) Valuation of Assets.  As soon as possible after the Effective Date, but
         -------------------
in no event later than ninety (90) days thereafter, (i) the Liquidating Trustee shall inform, in writing, the Disbursing Agent of the value of the Liquidating Trust Assets and Claims and the Cash transferred to the Liquidating Trust pursuant to the Plan and (ii) the Disbursing Agent shall apprise, in writing, the original beneficiaries of the Liquidating Trust of such valuation. The valuation shall be used consistently by all parties (including Agway, the Liquidating Trustee and the beneficiaries of the Liquidating Trust) for all federal income tax purposes.

     (h) Investment  Powers.  The right and power of the Liquidating  Trustee to
         ------------------
invest any Cash transferred to the Liquidating Trust (including Cash allocated to the Disputed Claims Reserve), the Cash proceeds from the realization or disposition of any of the Liquidating Trust Assets and Claims, and any income earned by the Liquidating Trust, shall be limited to the right and power to invest such Cash (pending periodic distributions in accordance with Section 7.01(i) of the Plan) in United States Treasury Bills, interest-bearing certificates of deposit, tax exempt securities or investments permitted by section 345 of the Bankruptcy Code or otherwise authorized by the Bankruptcy Court, using prudent efforts to enhance the rates of interest earned on such Cash without inordinate credit risk or interest rate risk; provided, however, that (a) the scope of any such permissible investments shall be limited to include only those investments, or shall be expanded to include any additional investments, as the case may be, that a liquidating trust, within the meaning of Treasury Regulation section 301.7701-4(d), may be permitted to hold, pursuant to the Treasury Regulations, or any modification in the IRS guidelines, whether set forth in IRS rulings, other IRS pronouncements or otherwise, and (b) the Liquidating Trustee may expend the Cash of the Liquidating Trust (i) as reasonably necessary to meet contingent liabilities and to maintain the value of the assets of the Liquidating Trust during liquidation, (ii) to pay reasonable administrative expenses (including, but not limited to, any taxes imposed on the Liquidating Trust or fees and expenses in connection with litigation concerning any Claims held by a Liquidating Trust) and (iii) to satisfy other liabilities incurred by the Liquidating Trust in accordance with the Plan or the Liquidating Trust Agreement.

     (i) Semi-Annual  Distribution;  Withholding.  The Liquidating Trustee shall
         ---------------------------------------
distribute at least semi-annually to the holders of the beneficial interests in the Liquidating Trust, in accordance with such holders' Ratable Proportion of the beneficial interests in the Liquidating Trust, all Cash on hand (including, without limitation, all net Cash income plus all net Cash proceeds realized from the liquidation of the Liquidating Trust Assets and Claims and, including as Cash for this purpose, all permitted investments under Section 7.01(h) of the
Plan); provided, however, that the Liquidating Trust may retain such amounts (i) as are reasonably necessary to meet contingent liabilities and to maintain the value of the assets of the Liquidating Trust during liquidation, (ii) to pay reasonable administrative expenses (including, but not limited to, any taxes imposed on the Liquidating Trust or in respect of the assets of the Liquidating Trust), and (iii) to satisfy other liabilities incurred by the Liquidating Trust in accordance with the Plan or the Liquidating Trust Agreement. The Liquidating Trustee may withhold from amounts distributable to any Person any and all amounts, determined in the Liquidating Trustee's reasonable discretion, to be required by any law, regulation, rule, ruling, directive, or other governmental requirement.

     (j) Reporting  Duties.  The Liquidating  Trustee shall file returns for the
         -----------------
Liquidating Trust as a grantor trust pursuant to Treasury Regulation section 1.671-4(a). The Liquidating Trustee shall also annually send to each holder of a beneficial interest in the Liquidating Trust a separate statement setting forth the holder's share of items of income, gain, loss, deduction, or credit and will instruct all such holders to report such items on their federal income tax returns or to forward the appropriate information to the beneficial holders instructing them to report such items on their federal income tax returns. The Liquidating Trust's taxable income will be allocated among the holders of beneficial interests in a Liquidating Trust based upon each holder's Ratable Proportion of the beneficial interests in the Liquidating Trust.

                  Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt by the Liquidating Trustee of a private letter ruling if the Liquidating Trustee so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by the Liquidating Trustee), the Liquidating Trustee shall (a) treat any Liquidating Trust Assets allocable to, or retained on account of, Disputed Claims as held by one or more discrete trusts for federal income tax purposes (the "Disputed Claims Reserve"), consisting of separate and independent shares to be established in respect of each Disputed Claim, in accordance with the trust provisions of the Tax Code (section 641 et seq.), (b) treat as taxable income or loss of the Disputed Claims Reserve, with respect to any given taxable year, the portion of the taxable income or loss of the Liquidating Trust that would have been allocated to the holders of Disputed Claims had such Claims been Allowed on the Effective Date (but only for the portion of the taxable year with respect to which such Claims are unresolved), (c) treat as a distribution from the Disputed Claims Reserve any increased amounts distributed by the Liquidating Trust as a result of any Disputed Claims resolved earlier in the taxable year, to the extent such distributions relate to taxable income or loss of the Disputed Claims Reserve determined in accordance with the provisions hereof, and
(d) to the extent permitted by applicable law, report consistent with the foregoing for state and local income tax purposes. All holders of General Unsecured Claims shall report, for tax purposes, consistent with the foregoing.

                  In addition,  the Liquidating  Trustee shall file (or cause to
be  filed)  any  other  statements  returns  or  disclosures   relating  to  the
Liquidating Trust that are required by any governmental unit.

     (k) Trust Implementation. On the Effective Date, the Liquidating Trust will
         ---------------------
become effective for the benefit of the applicable holders of Allowed General Unsecured Claims and, in respect of any Disputed Claims, the Disputed Claims Reserve. The Liquidating Trust Agreement shall be included in the Plan Supplement and shall contain provisions customary to trust agreements utilized in comparable circumstances, including, but not limited to, any and all provisions necessary to ensure the continued treatment of the Liquidating Trust as a grantor trust for federal income tax purposes. All parties (including Agway, the Liquidating Trustee and holders of Allowed General Unsecured Claims against Agway) shall execute any documents or other instruments as necessary to cause title to the Liquidating Trust Assets and Claims to be transferred to the Liquidating Trust.

     (l) Registry of Beneficial Interests;  Non-Assignability.  To evidence each
         ----------------------------------------------------
holder's beneficial interest in the Liquidating Trust, the Liquidating Trustee shall maintain a registry of such holders. A holder's beneficial interest shall not be certificated and may not be assigned or otherwise transferred by any holder other than (i) to any relative, spouse or relative of the spouse of such holder, (ii) to any trust or estate in which such holder has a majority of the beneficial interest (excluding contingent interests), (iii) to any corporation, partnership or other organization in which such holder is the beneficial owner of a majority of the voting securities or equity interest, or which owns a majority of the voting securities or beneficial interest of such holder, and
(iv) upon the death or dissolution of such holder in accordance with the operation of law; provided, that any such transfer pursuant to clause (iv) shall be effected in compliance with the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder, and any other applicable federal or state securities law. Notwithstanding the foregoing, on or after the Effective Date, the Liquidating Trustee will be entitled, in the exercise of its reasonable discretion, to cause the Liquidating Trust to be re-established as a certificated trust subject to compliance with all applicable securities laws. The Liquidating Trustee may take whatever steps may be deemed to be reasonable and necessary to effectuate such certification, including seeking a "no action" letter from the SEC with regard to compliance with the Act, taking into consideration the costs and other administrative burdens which may be incurred by the Liquidating Trust as a result of pursuing and obtaining such relief.

     (m)  Termination.  The  Liquidating  Trust will terminate no later than the
          -----------
third (3rd) anniversary of the Effective Date, provided, however, that, on or prior to the date six (6) months prior to such termination, the Bankruptcy Court, upon motion by a party in interest, may extend the term of the Liquidating Trust for a fixed period if it is necessary to facilitate or complete the liquidation of its Liquidating Trust Assets and Claims. Notwithstanding the foregoing, additional extensions can be obtained so long as Bankruptcy Court approval is obtained at least six (6) months prior to the expiration of each previously extended term; provided, however, that the aggregate of all such extensions shall not exceed five (5) years, unless the Liquidating Trustee receives a favorable ruling from the IRS that any further extension would not adversely affect the status of the Liquidating Trust as a grantor trust for federal income tax purposes.

     7.02. DEEMED SUBSTANTIVE CONSOLIDATION OF AGWAY FOR PLAN PURPOSES ONLY. Subject to the occurrence of the Effective Date, Agway shall be deemed substantively consolidated for purposes of voting and determining distributions under the Plan. Any obligation of Agway, Inc., Agway General Agency, Brubaker, Country Best Adams, or Country Best De-Berry and all guarantees thereof executed by one or more of Agway, Inc., Agway General Agency, Brubaker, Country Best Adams, or Country Best De-Berry will be deemed to be one obligation of deemed consolidated Agway; any Claims filed or to be filed in connection with any such obligation and such guarantees will be deemed one Claim against deemed consolidated Agway and each and every Claim filed in the individual Chapter 11 Cases of any of Agway, Inc., Agway General Agency, Brubaker, Country Best Adams, or Country Best De-Berry will be deemed filed against deemed consolidated Agway.

                  Such deemed consolidation, however, shall not (other than for purposes related to funding distributions under the Plan and as set forth above in this section) affect: (i) the legal and organizational structure of Agway;
(ii) pre- and post-chapter 11 guaranties, liens, and security interests that are required to be maintained (A) in connection with executory contracts or unexpired leases that were entered into during the Chapter 11 Cases or that have been or will be assumed, or (B) pursuant to the Plan; and (iii) distributions to holders of claims paid from insurance policies or proceeds of such policies.

     7.03. PENSION PLAN.

     (a)  Enhancement of Claims Under Pension Plan. The Debtors are proposing to
          ----------------------------------------
effectuate certain modifications to the Pension Plan and provide for distributions to claimants with benefit claims pursuant to the Debtors' chapter 11 Plan. Certain of the Debtors' benefits programs result in employee claims against the Pension Plan (which is separate from Agway, Inc.'s chapter 11 estate) whereas other benefits programs result in claims only against Agway, Inc. Moreover, with respect to certain of the benefits, the Debtors have always reserved the right to modify or terminate those benefits. Under the Debtors' proposed approach to benefit claims, all of the benefit claims will be treated under the modified Pension Plan in a manner consistent with the recoveries to other creditors under the Plan. A significant benefit of the foregoing is to enhance the treatment of benefit claims and at the same time reduce the number and value of claims against Agway's estate by including them in the Pension Plan, which the Debtors believe is overfunded.

                  IT IS IMPORTANT TO NOTE THAT THE PROPOSED MODIFICATIONS DESCRIBED HEREIN WILL HAVE NO IMPACT, AND IN FACT ARE CONDITIONED ON, THE ABILITY OF THE PENSION PLAN ASSETS TO MEET ITS VESTED BENEFIT OBLIGATIONS TO PLAN PARTICIPANTS.

     (b) Reserve for the PBGC. The PBGC has advised the Debtors that it believes
         --------------------
the Pension Plan is under funded. In order to address the PBGC's concerns, the Debtors have created the PBGC Reserve. The Debtors believe that the Pension Plan is over-funded, and anticipate that the PBGC Reserve will be released to the Debtors or Liquidating Trustee, as applicable. The PBGC Reserve will be maintained until the earlier of (i) the completion by the PBGC of its audit of the standard termination of the Pension Plan, or (ii) three months following the

Pension Plan Distribution Date. To the extent that, following the Pension Plan Distribution Date, any excess funds from the Pension Plan are remitted to Agway, Inc.'s estate, such funds shall be distributed to creditors in accordance with the Plan, and the PBGC Reserve shall be decreased by a commensurate amount.

     (c) Termination of the Pension Plan.  Agway, Inc. will submit to the PBGC a
         --------------------------------
standard termination application with respect to the Pension Plan. The Debtors anticipate approving a standard termination of the Pension Plan by and with an effective date of May 31, 2004. Appropriate notices thereof will be sent to Pension Plan participants and beneficiaries. In addition, Agway will execute and provide to the PBGC a commitment to make the Pension Plan sufficient, within the meaning of PBGC regulation section 4041.21(b).

     7.04. THE DEBTORS' AND LIQUIDATING TRUSTEE'S POST-CONFIRMATION ROLE. On or before the Effective Date, the UST, in consultation with the constituents whose input the UST deems appropriate and necessary (including Agway, Inc.), and subject to Court approval, shall select the Liquidating Trustee and the Disbursing Agent to implement the distributions and transfers contemplated by the Plan. After the Effective Date, the Liquidating Trustee shall administer the Disputed Claims Reserve.

                  Agway and/or the Liquidating Trustee, as the case may be, shall perform each of the following acts as soon as practicable on or after the Effective Date:

     (a)  Administration of Taxes. The Liquidating  Trustee shall be responsible
          -----------------------
for administering all tax matters of the Liquidating Trust, including the Disputed Claims Reserve. After the Effective Date, the Liquidating Trustee shall be authorized to exercise all powers regarding Agway's tax matters, including filing tax returns, to the same extent as if the Liquidating Trustee were the debtor in possession. The Liquidating Trustee shall be solely responsible to (i) complete and file Agway's federal, state and local tax returns, (ii) request an expedited determination of any unpaid tax liability of Agway under section 505(b) of the Bankruptcy Code for all tax periods of Agway ending after the Petition Date through the liquidation of Agway as determined under applicable tax laws, and (iii) represent the interest and account of Agway before any taxing authority in all matters including, but not limited to, any action, suit, proceeding or audit.

     (b) Transfers to Liquidating  Trust.  On the Effective  Date, all of Agway,
         -------------------------------
Inc.'s rights, title and interests in and to all of, the Liquidating Trust Assets and Claims and such Cash as provided under Section 7.01(d) of the Plan, shall be transferred and assigned absolutely and unconditionally to the Liquidating Trust by operation of the Plan. Upon such assignments, Agway, Inc. shall have no further responsibilities with respect to making distributions under the Plan.

     (c) Dissolution. Within thirty (30) days after the Liquidating Trust Assets
         ------------
have been transferred in full to the Liquidating Trust, or as soon thereafter as is practicable, each Debtor, other than Agway, Inc., that has not yet been dissolved either (i) shall be deemed dissolved for all purposes without the necessity for any other or further actions to be taken by or on behalf of such Debtor, provided, however, that each such Debtor shall file with the office of the Secretary of State or other appropriate office for the state of its organization a certificate of cancellation or dissolution, or (ii) be merged with and into another Debtor and, in that case, file an appropriate certificate of merger with the appropriate office for the state of its organization. Agway, Inc. shall be deemed dissolved once the Pension Plan and Thrift Plan have been terminated and all assets of such plans are fully distributed.

     7.05. BOOKS AND RECORDS. Upon the Effective Date, Agway, Agway Energy, Telmark and FCI shall transfer and assign to the Liquidating Trust full title to, and the Liquidating Trust shall be authorized to take possession of, all such entities' books and records. The Liquidating Trust shall have the responsibility of storing and maintaining books and records transferred hereunder. Agway, Agway Energy, Telmark, and FCI shall cooperate with the Liquidating Trustee (or Disbursing Agent) to facilitate the delivery and storage of the books and records in accordance herewith. The Liquidating Trustee and Agway, Agway Energy, Telmark, and FCI (or any of their successors) shall be entitled to reasonable access to any books and records transferred to the Liquidating Trust for all necessary corporate purposes, including, without limitation, defending or prosecuting litigation, determining insurance coverage, filing tax returns, and addressing personnel matters. For the purpose of this section, books and records include computer generated or computer maintained books and records and computer data, as well as electronically generated or maintained books and records or data, along with books and records of Agway, Agway Energy, Telmark, and FCI maintained by or in possession of third parties and all of the claims and rights of Agway, Agway Energy, Telmark, and FCI in and to their books and records, wherever located.

     7.06. CORPORATE ACTION. Upon the Effective Date, Agway and FCI shall perform each of the actions and effect each of the transfers required by the terms of the Plan, in the time period allocated therefor.

     7.07. EFFECTUATING DOCUMENTS AND FURTHER TRANSACTIONS. Each of the officers of Agway and FCI is authorized and directed to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, including without limitation, the Plan Supplement, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

     7.08. CLOSING OF THE CHAPTER 11 CASES. When all Disputed Claims filed against Agway and FCI have either been expunged or become Allowed Claims and the Plan has been substantially consummated the Liquidating Trustee may seek authority from the Bankruptcy Court to close the Chapter 11 Cases in accordance with the Bankruptcy Code and the Bankruptcy Rules.

                                  ARTICLE VIII

              PROCEDURES FOR RESOLVING AND TREATING DISPUTED CLAIMS

     8.01. NO DISTRIBUTION PENDING ALLOWANCE. Notwithstanding any other provision hereof, if any portion of a Claim is a Disputed Claim, no payment or distribution provided hereunder shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim (other than the transfer of the Liquidating Trust Assets to the Liquidating Trust). Until such time, with respect to General Unsecured Claims, the Liquidating Trustee shall withhold from the property to be distributed to holders of beneficial interests in the Liquidating Trust the portion of such property allocable to Disputed Claims and shall hold such property in the Disputed Claims Reserve in accordance with
Article VII. If any Disputed Claims are disallowed, the Cash held in the Disputed Claims Reserve shall be released as and to the extent the Liquidating Trustee determines such property is no longer necessary to fund unresolved Disputed Claims, and such Cash shall be distributed in accordance with Article VI hereof.

     8.02. RESOLUTION OF DISPUTED CLAIMS. Unless otherwise ordered by the Bankruptcy Court after notice and a hearing, Agway, Inc. and FCI and, following the Effective Date, the Liquidating Trustee, shall have the right to the exclusion of all others (except as to applications for allowances of compensation and reimbursement of expenses under sections 330 and 503 of the Bankruptcy Code) to make and file objections to Claims against the Debtors and shall serve a copy of each objection upon the holder of the Claim to which the objection is made as soon as practicable, but in no event later than 120 days after the Effective Date. Following the Effective Date, all objections to claims asserted by Agway, Inc. and FCI shall be deemed made by the Liquidating Trustee, who thereafter shall have the right to the exclusion of all others to prosecute or settle such objections. From and after the Confirmation Date, all objections shall be litigated to a Final Order except to the extent the Liquidating Trustee elects to withdraw any such objection or the Liquidating Trustee and the claimant elect to compromise, settle or otherwise resolve any such objection, in which event they may settle, compromise or otherwise resolve any Disputed Claim. Any such settlement resulting in an Allowed Claim against Agway in excess of $1 million shall require approval of the Bankruptcy Court.

     8.03. ESTIMATION. FCI, Agway, Inc. and, following the Effective Date, the Liquidating Trustee may request that the Bankruptcy Court estimate any Disputed Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether FCI, Agway or the Liquidating Trustee (as applicable) have previously objected to such Claim, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time. In the event that the Bankruptcy Court estimates any Disputed Claim, that estimated amount may constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, FCI, Agway (or the Liquidating Trustee) may elect to pursue any supplemental proceedings to object to any ultimate payment of such Claim. All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another. On and after the Confirmation Date, Claims that have been estimated may be compromised, settled, withdrawn or otherwise resolved subsequently, without further order of the Bankruptcy Court.

     8.04. ALLOWANCE OF DISPUTED CLAIMS. If, on or after the Effective Date, any Disputed Claim becomes an Allowed Claim, the Liquidating Trustee shall, on the Subsequent Distribution Date following the date on which the Claim becomes an Allowed Claim, distribute to the holder of such Allowed Claim (i) Cash in an aggregate amount sufficient to pay to each holder of a Disputed Claim the amount that such holder would have been entitled to receive under the Plan if such Claim had been an Allowed Claim on the Effective Date or any Subsequent

Distribution Date, and earnings on such Cash, reduced by (ii) a Cash amount equal to such Claim's proportionate share of all expenses of the Disputed Claims Reserve, including without limitation, any taxes imposed by any governmental unit with respect to income generated by or attributable to property held in the Disputed Claims Reserve (including any outstanding Tax Advances) and reasonable reserves.

                  If and when a claimant becomes entitled to a distribution in respect of its beneficial interest in the Liquidating Trust, the holder of such Allowed Claim shall have thirty (30) Business Days in which to pay in Cash such holder's Ratable Proportion of the Tax Advance. If a payment in full in Cash is not received in such thirty (30) day period, the Liquidating Trustee shall be entitled to reduce and permanently adjust the distributions that would otherwise be made to such holder, accordingly.

     8.05. RELEASE OF FUNDS FROM DISPUTED CLAIMS RESERVE. To the extent a Disputed Claim is disallowed, the Cash and other property that would otherwise be distributed pursuant to Section 8.04 hereof will instead be distributed or allocated in accordance with Section 6.04 hereof; provided, however, that if the Disputed Claims Reserve owes the Liquidating Trust for funds advanced or a Tax Advance, any beneficial interests in the Liquidating Trust otherwise distributable will not be distributed to the holder of the subject Allowed Claim until such time that such holder reimburses the Liquidating Trust for the Cash shortfall allocable to such Allowed Claim.

                                   ARTICLE IX

              TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

     9.01. GENERALLY. Except as otherwise provided in Section 9.02 of the Plan, pursuant to sections 365 and 1123(b) of the Bankruptcy Code, all prepetition executory contracts and unexpired leases that exist between the Debtors and any person shall be deemed rejected by the Debtors on the Effective Date (with such rejection effective as of the Confirmation Date), except for any executory contract and unexpired lease:

     (a) which has been assumed, assumed and assigned, or rejected, as applicable, pursuant to an order of the Bankruptcy Court entered prior to the Confirmation Date; or

     (b) as to which a motion for approval of the assumption, assumption and assignment, or rejection, as applicable, of such contract or lease has been filed and/or served prior to the Confirmation Date; or

     (c) which is being assumed or assumed and assigned as set forth in Schedule
9.01 (to be filed by the Debtors 15 days prior to the Confirmation Hearing). The listing of a document on Schedule 9.01 to the Plan shall not constitute an admission by the Debtors that such document is an executory contract or an unexpired lease or that the Debtors have any liability under such contract or lease.

     9.02. APPROVAL OF ASSUMPTION AND ASSIGNMENT OR REJECTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES. The occurrence of the Effective Date shall constitute, as of the Confirmation Date, the approval, pursuant to sections 365 and 1123(b) of the Bankruptcy Code, of the assumption and assignment, or rejection, as applicable, of the executory contracts and unexpired leases assumed and assigned, or rejected pursuant to Article IX of the Plan.

     9.03. CLAIMS FOR DAMAGES. Notwithstanding the prior orders establishing the deadlines for filing Claims against the Debtors, Claims arising out of the rejection of an executory contract or unexpired lease pursuant to the Plan shall be filed and served on FCI, Agway, Inc. or the Liquidating Trustee, pursuant to the procedures specified in the Confirmation Order, no later than 30 days after the entry of the Confirmation Order. Any Claims not filed within such time will be forever barred from assertion against the Debtors, their estates, successors or properties, or against the Liquidating Trust or the Disbursing Agent. All Claims arising from the rejection of executory contracts and unexpired leases shall be treated as General Unsecured Claims under the Plan. Objections to any such Claims shall be filed no later than 120 days after such Claim is filed and served, and the Bankruptcy Court shall determine any such objections. If the Bankruptcy Court overrules any timely objection to such Claim, then that Claim, to the extent Allowed, shall be classified as an Allowed General Unsecured Claim and paid in accordance with the provisions of the Plan on the later of (i) the next Subsequent Distribution Date and (ii) ten business days after the Claim has been Allowed by a Final Order; provided that no such payments shall be made prior to the entry of the Confirmation Order.

     9.04. POSTPETITION EXECUTORY CONTRACTS AND UNEXPIRED LEASES. All rights in connection with all executory contracts and unexpired leases assumed by the Debtors or entered into after the Petition Date that have not been assigned to a third party shall vest in the Liquidating Trust, pursuant to section 1141(b) of the Bankruptcy Code.

                                   ARTICLE X

                  CONDITIONS TO CONFIRMATION AND EFFECTIVE DATE

     10.01. CONDITIONS PRECEDENT TO EFFECTIVE DATE OF PLAN. The occurrence of the Effective Date of this Plan is subject to satisfaction of the following conditions precedent:

     (a)  Confirmation  Order.  The Clerk of the  Bankruptcy  Court  shall  have
          -------------------
entered the Confirmation Order and there shall be no stay of the Confirmation Order in effect.

     (b)  Execution and Delivery of Other  Documents.  All other actions and all
          ------------------------------------------
agreements, instruments or other documents necessary to implement the terms and provisions of the Plan, including without limitation the Liquidating Trust Agreement and the documents comprising the Plan Supplement that are necessary for the effectuation of the Plan, shall have been duly and validly executed and delivered by the parties thereto and all conditions to their effectiveness shall have been satisfied or waived.

10.02. WAIVER OF CONDITIONS PRECEDENT. The conditions precedent in Section 10.01(b) of the Plan may be waived, in whole or in part, by the Debtors. Any such waivers of a condition precedent in Section 10.01(b) of the Plan may be effected at any time, without notice, without leave or order of the Bankruptcy Court and without any formal action.

     10.03. EFFECT OF FAILURE OF CONDITIONS. In the event that the conditions specified in Section 10.01(b) have not been satisfied or waived in the manner provided in Section 10.02 on or before 120 days after the Confirmation Date, then upon written notification filed by the Debtors with the Bankruptcy Court
(a) the Confirmation Order shall be vacated, (b) no distributions under the Plan shall be made, (c) the Debtors and all holders of Claims and Equity Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date had never occurred, (d) the time within which the Debtors may assume, assume and assign, or reject all prepetition executory contracts and unexpired leases shall be extended for a period of 30 days after the date the Confirmation Order is vacated and (e) all the Debtors' obligations with respect to the Claims and Equity Interests shall remain unchanged and nothing contained herein shall be deemed to constitute a waiver or release of any Claims by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any person in any further proceedings involving the Debtors.

                                   ARTICLE XI

                             EFFECTS OF CONFIRMATION

     11.01. VESTING OF ASSETS IN LIQUIDATING TRUST.

     (a) As of the Effective Date, the property of Agway, Inc.'s estate comprising assets of the Liquidating Trust shall vest in Agway and, in accordance with Article VII of the Plan, shall be transferred to the Liquidating Trust.

     (b) From and after the Effective Date, the Liquidating Trustee may dispose of the assets of the Liquidating Trust, free of any restrictions of the Bankruptcy Code, but in accordance with the provisions of the Plan and the Liquidating Trust Agreement.

     (c) As of the Effective Date, all assets of the Liquidating Trust shall be free and clear of all Claims, except as provided in the Plan or the Confirmation Order.

     11.02. RELEASE OF ASSETS. Until the Effective Date, the Bankruptcy Court shall retain jurisdiction of the Debtors, their assets and properties. Thereafter, jurisdiction of the Bankruptcy Court shall be limited to the subject matter set forth in Article XIII of the Plan, and the Liquidating Trustee shall perform and wind up the affairs of the Liquidating Trust as provided in the Plan.

     11.03. BINDING EFFECT. Except as otherwise provided in section 1141(d)(3) of the Bankruptcy Code, on and after the Confirmation Date, the provisions of the Plan shall bind any holder of a Claim against, or Equity Interest in, the Debtors and their respective successors and assigns, whether or not the Claim or Equity Interest of such holder is impaired under the Plan and whether or not such holder has accepted the Plan.

     11.04. TERM OF INJUNCTIONS OR STAYS. Unless otherwise provided, all injunctions or stays provided for in the Chapter 11 Cases pursuant to sections

105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

     11.05. RIGHTS OF ACTION. Except as otherwise provided elsewhere in the Plan, on and after the Effective Date, the Liquidating Trustee will have the exclusive right to enforce any and all present or future rights, claims or causes of action of Agway, Telmark, or Agway Energy against any Person and rights of the Debtors that arose before or after the Effective Date, including, but not limited to, rights, claims, causes of action, avoiding powers, suits and proceedings arising under sections 544, 545, 547, 548, 549, 550 and 553 of the Bankruptcy Code, where applicable. The Liquidating Trustee, subject to the terms of the Liquidating Trust Agreement may pursue, abandon, settle or release any or all such rights of action, as it deems appropriate, without the need to obtain approval or any other or further relief from the Bankruptcy Court. The Liquidating Trustee may, in its sole discretion, offset any such claim held against a person against any payment due such person under the Plan.

     11.06. INJUNCTION. On and after the Confirmation Date, all Persons are permanently enjoined from commencing or continuing in any manner any action or proceeding (whether directly, indirectly, derivatively or otherwise) on account of or respecting any claim, debt, right or cause of action of Agway for which the Liquidating Trustee retains sole and exclusive authority to pursue in accordance with the Plan.

     11.07. DISSOLUTION OF RETIREE COMMITTEE. On the Pension Plan Distribution Date, the appointment of the Retiree Committee shall terminate and its members will be released of all of their duties, responsibilities and obligations in connection with the Chapter 11 Cases, the Disclosure Statement, the Plan and its implementation, provided, however, that the Retiree Committee shall continue in existence following the Pension Plan Distribution Date solely as to matters in connection with applications for payment and reimbursement of professional fees and expenses.

                                  ARTICLE XII

                                    RELEASES

     12.01. RELEASE OF RELEASEES BY DEBTORS. As of the first anniversary of the Effective Date, each of the Releasees shall be deemed released by the Debtors, on behalf of themselves and their Subsidiaries, from any and all claims, debts, obligations, rights, suits, damages, judgments, actions, causes of action, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing as of the first anniversary of the Effective Date or thereafter arising, in law, at equity, or otherwise (except for (i) willful misconduct, including, but not limited to, conduct that results in a personal profit at the expense of the Debtors' estates, (ii) gross negligence, (iii) the Pew Litigation Claims, (iv) the Thrift Plan Litigation Claims, (v) the DOL Litigation Claims, (vi) Potential Derivative Claims, and (vii) all other claims asserted against any of the Releasees as of the first anniversary of the Effective Date) that the Debtors, or any of their Subsidiaries, would have been legally entitled to assert in their own right (whether individually or collectively) or that any holder of a Claim or Equity Interest or other person or entity would have been able to assert on behalf of the Debtors or any of their Subsidiaries, based in whole or in part upon any act or omission, transaction, agreement, event, or other occurrence, related to the Debtors or their Subsidiaries, taking place on or before the Effective Date.

     12.02. RELEASE OF RELEASED PARTIES. In consideration for the distributions received under the Plan all holders of Claims, except holders of the Pew Litigation Claims, the Thrift Plan Litigation Claims, the DOL Litigation Claims, claims for breach of fiduciary duty with respect to the Pension Plan, and any other claimant who has asserted claims against any of the Releasees on or before the Effective Date shall be deemed to have released, remised and forever discharged: (a) the Debtors, the present and former stockholders, directors, officers, agents or employees, attorneys, advisors, successors and assigns of the foregoing; and (b) the Releasees, and any person or entity claimed to be liable derivatively through any of the foregoing (such parties described in the preceding clauses (a) and (b) above, collectively, the "Released Parties") of and from all debts, demands, actions, causes of action, suits, accounts, covenants, contracts, agreements, promises, damages, claims and liabilities whatsoever, known or unknown, arising from a Claim or based upon the same subject matter as a claim or Equity Interest and existing on the Petition Date or which thereafter could arise based on any fact, transaction, cause, matter or thing which occurred prior to the Petition Date. Subject to sections 524 and 1141 of the Bankruptcy Code, the releases described herein shall not preclude, police, federal tax, or regulatory agencies from fulfilling their statutory duties. Except as provided above, any person accepting any distribution pursuant to the Plan shall be presumed conclusively to have released the Released Parties from any cause of action arising from or based on the same subject matter as the Claim or Equity Interest. The release described in the preceding sentence shall be enforceable as a matter of contract. The releases described herein are in addition to, and not in lieu of, any other release separately given, conditionally or unconditionally, by the Debtors to any other person or entity.

                                  ARTICLE XIII

                            RETENTION OF JURISDICTION

                  Until the Chapter 11 Cases are closed by entry of a final decree pursuant to Bankruptcy Rule 3022, the Bankruptcy Court will retain jurisdiction over all matters arising out of or relating to the Chapter 11 Cases, including jurisdiction to:

     (a) Allow, disallow, determine, liquidate, classify, estimate, or establish the priority or secured or unsecured status of any Claim or Equity Interest and to determine and resolve any objections to the allowance or priority of Claims or Equity Interests;

     (b)  Determine  requests for payment of Claims  entitled to priority  under section 507(a)(1) of the Bankruptcy Code;

     (c) Determine other requests for payment of Administrative Claims, Priority Tax Claims and Priority Non-Tax Claims;

     (d) Hear and determine all applications for allowance of compensation and reimbursement of expenses of Professionals under sections 330, 331 and 503(b) of the Bankruptcy Code for periods ending on or before the Effective Date;

     (e) Determine any motions pending on the Confirmation Date for the rejection, assumption or assignment of executory contracts and unexpired leases and the allowance of any Claim allegedly resulting therefrom;

     (f) Recover all assets of the Debtors, property of the Debtors' estates and the assets of the Liquidating Trust, wherever located;

     (g) Ensure that distributions to holders of Allowed Claims are accomplished pursuant to the provisions of the Plan;

     (h) Determine or resolve any motions, adversary proceedings, contested, or litigated matters, and any other matters and grant or deny any applications and motions involving the Debtors that may be pending in the Bankruptcy Court on or initiated after the Confirmation Date;

     (i) Enforce all orders, judgments, injunctions, and rulings entered in connection with the Chapter 11 Cases;

     (j)  Determine   such  other  matters  and  such  other   purposes  as  the
Confirmation Order may provide;

     (k) Issue such orders as may be necessary or appropriate to implement, execute, and consummate the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan, the Disclosure Statement, or the Confirmation Order;

     (l) Hear and resolve any cases, controversies, suits, or disputes that may arise in connection with the consummation, implementation, enforcement or interpretation of the Plan, whether by the Debtors, the Liquidating Trustee, or otherwise, or any contract, instrument, release, or other agreement or document that is executed or created pursuant to the Plan, including but not limited to the Liquidating Trust, or any entity's rights arising from or obligations incurred in connection with the Plan or such documents;

     (m) To hear and determine any litigation commenced by the Liquidating Trustee and to hear any disputes after the Effective Date in connection with any actions that may be taken pursuant section 7.01(f) of the Plan, including to adjust the recoveries that the holder of a claim against Agway, Inc. may otherwise be entitled to receive under the Plan;

     (n) Modify the Plan before or after the Effective Date pursuant to section 1127 of the Bankruptcy Code or modify the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, or other agreement or document created in connection with the Plan, the Disclosure Statement, or the
Confirmation Order, or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, the Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, or other agreement or document created in connection with the Plan, the Disclosure Statement, or the Confirmation Order, in such manner as may be necessary or appropriate to consummate the Plan;

     (o) Issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation, implementation, or enforcement of the Plan or the Confirmation Order;

     (p) Hear and determine Avoidance Actions by or on behalf of the Debtors or the Liquidating Trustee;

     (q) Hear and determine matters under sections 346, 505 and 1146 of the Bankruptcy Code with respect to any tax, fine, penalty or addition to tax, including determinations regarding any tax liability arising in connection with the liquidation of assets of the estates pursuant to the Plan (including any request for expedited determination pursuant to section 505(b) of the Bankruptcy Code filed, or to be filed, with respect to the returns for any and all taxable periods ending after the Petition Date through the closing of the Chapter 11 Cases, and, with respect to the Liquidating Trust, for all taxable periods throughout the termination of the Liquidating Trust);

     (r) Enter an order establishing Bar Dates in respect of any Claims for which Bar Dates have not been established as of the Confirmation Date;

     (s) Determine compromises and settlements of Claims against the Debtors or the estates;

     (t) Determine all questions and disputes regarding title to the assets of the Debtors, the estates or the Liquidating Trust;

     (u) Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason or in any respect modified, stayed, reversed, revoked, or vacated or distributions pursuant to the Plan are enjoined or stayed;

     (v) Determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, or other agreement or document created in connection with the Plan, the Disclosure Statement, or the Confirmation Order; and

     (w) Enter an order or final decree closing the Chapter 11 Cases.

                                  ARTICLE XIV

                              ADDITIONAL PROVISIONS

     14.01. EFFECTUATING DOCUMENTS AND FURTHER TRANSACTIONS. Each of the Debtors and the Liquidating Trustee is authorized to execute, deliver, file or record such contracts, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement and further evidence the terms and conditions of the Plan.

     14.02. MEMBERSHIP ACTION. Prior to, on or after the Effective Date (as appropriate), all matters provided for under the Plan that would otherwise require approval of the members or directors of one or more of the Debtors or their successors in interest under the Plan, including, without limitation (i) the distribution of Cash pursuant to the Plan, (ii) the adoption, execution, delivery, and implementation of all contracts, leases, instruments, releases, and other agreements or documents related to the Plan and (iii) the adoption, execution, and implementation of other matters provided for under the Plan involving the company structure of any Debtor or membership or other action to be taken by or required of any Debtor, shall be deemed to have occurred and shall be in effect prior to, on or after the Effective Date (as appropriate) pursuant to the Delaware corporation or limited liability company law (as applicable) without any requirement of further action by the members or directors of the Debtors.

     14.03. EXEMPTION FROM TRANSFER TAXES. Pursuant to section 1146(c) of the Bankruptcy Code (i) the creation of any mortgage, deed of trust, lien, pledge, or other security interest, or (ii) the making or assignment of any lease or sublease, or (iii) the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including, without limitation, any restructuring, disposition, liquidation, or dissolution, deeds, bills of sale, transfers of tangible property will not be subject to any stamp tax, recording tax, personal property tax, real estate transfer tax, sales or use tax, or other similar tax. Unless the Bankruptcy Court orders otherwise, all sales, transfers and assignments of owned and leased real and personal property, approved by the Bankruptcy Court on or prior to the Effective Date shall be deemed to have been in furtherance of, or in connection with, the Plan.

     14.04. SPECIAL PROVISIONS REGARDING INTERCOMPANY CLAIMS AND SUBSIDIARY INTERESTS. All Intercompany Claims shall be eliminated except as to Intercompany Claims between FCI, on the one hand, and Agway, Inc. on the other hand, which Claims shall be Allowed General Unsecured Claims in the amounts reflected in the books and records of the respective Debtor and listed on the Schedules. No proofs of Claim evidencing Intercompany Claims must be filed. No proofs of Equity Interest evidencing Equity Interests of a Debtor held by another Debtor need be filed.

     14.05. VOTING OF CLAIMS AND EQUITY INTERESTS. Each holder of an Allowed Claim in an impaired Class of Claims that is receiving a distribution pursuant to the Plan shall be entitled to vote to accept or reject the Plan as provided in the order approving the Disclosure Statement. For purposes of calculating the number of Allowed Claims in a Class that has voted to accept or reject the Plan under section 1126(c) of the Bankruptcy Code, all Allowed Claims in such Class held by one entity or its "affiliate" (as defined in the Securities Act of 1933 and the rules and regulations promulgated with respect to such Act) shall be aggregated and treated as one Allowed Claim in such Class; provided, however, that Claims acquired by an entity from unrelated entities shall not be aggregated for purposes of voting or Convenience Class election.

     14.06. CONFIRMABILITY AND SEVERABILITY OF PLAN. The confirmation requirements of section 1129 of the Bankruptcy Code must be satisfied separately with respect to each of Agway's and FCI's chapter 11 plans. Therefore, notwithstanding the incorporation of the separate plans of liquidation for Agway and FCI in a single joint plan of liquidation for purposes of, among other things, economy and efficiency (i) Sections 5.01 - 5.10 shall be deemed a separate plan of liquidation for Agway and (ii) Sections 5.11 - 5.16 shall be deemed a separate plan of liquidation for FCI. Should either of the Agway or FCI chapter 11 Plans not be confirmed, the Debtors may elect to alter, amend, revoke or withdraw the separate plan of Agway or FCI or to seek confirmation thereof.

     14.07. NONCONSENSUAL CONFIRMATION. If any impaired Class does not accept the Plan by the requisite statutory majorities provided in sections 1126(c) or 1126(d) of the Bankruptcy Code, as applicable, or if any impaired Class is deemed to have rejected the Plan, the Debtors reserve the right (a) to undertake to have the Bankruptcy Court confirm the Plan under section 1129(b) of the Bankruptcy Code and (b) to amend the Plan in accordance with Article X of the Plan as necessary to obtain entry of the Confirmation Order.

     14.08. EXCULPATION. The Debtors, the Committee, the Retiree Committee, the Disbursing Agent, and their respective members, officers, directors, employees and agents (including any attorneys, financial advisors, investment bankers and other professionals retained by such Persons) shall have no liability to any holder of any Claim or Equity Interest or any other Person for any act or omission in connection with, or arising out of, the Disclosure Statement, the Plan, the solicitation of votes for and the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for willful misconduct or gross negligence as determined by a final court order and, in all respects, shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

     14.09. POST-CONFIRMATION DATE FEES AND EXPENSES.

     (a) Fees and Expenses of  Professionals.  After the Confirmation  Date, the
         -----------------------------------
Liquidating Trustee shall, out of the assets in the Liquidating Trust, pay the reasonable fees and expenses of the professional persons employed by the Debtors and/or the Liquidating Trustee in connection with the implementation and consummation of the Plan, the claims reconciliation process and any other matters as to which such professionals may be engaged and, after the Effective Date, enter into reasonable contingency fee arrangements with respect to affirmative claims brought or maintained by the Liquidating Trustee against third parties. The fees and expenses of such professionals shall be subject to the approval of the Bankruptcy Court.

     (b) Fees and Expenses of Liquidating Trustee and Disbursing Agent. The fees
         -------------------------------------------------------------
and expenses of the Disbursing Agent and the Liquidating Trustee and any amounts paid by either the Disbursing Agent or the Liquidating Trustee to professionals (except as set forth in section 14.10 hereof) shall be subject to the approval of the Bankruptcy Court.

     (c)  Cancellation of the Indenture and Discharge of the Indenture  Trustee.
          ---------------------------------------------------------------------
On the Effective Date, the Indenture Trustee and its agents shall be discharged of all their obligations associated with the Agway Subordinated Debt Securities, the indenture governing the Agway Subordinated Debt Securities and any related documents, and released from all Claims arising in the Chapter 11 Cases. As of the Effective Date, the indenture with respect to the Agway Subordinated Debt Securities shall be deemed cancelled, except that such cancellation shall not impair the rights of the holders of the Agway Subordinated Debt Securities to receive distributions under the Plan or the rights of the Indenture Trustee under its charging lien pursuant to the indenture, to the extent that the indenture trustee has not received payment as provided for herein. In accordance with the terms of the stipulation entered into on or about February 23, 2004 between the Debtor and the Indenture Trustee, the Indenture Trustee shall be compensated by the estate for services rendered during the period up to and including the Effective Date of the Plan, including the reasonable compensation, disbursements, and expenses of the agents and legal counsel, in connection with the performance of its duties under the indenture upon presentation of reasonably detailed invoices. Copies of such invoices will be shared with the UST and appropriate creditor representatives and the Debtors will consult with the UST and such representatives before making any payment to the Indenture Trustee. Upon payment in full of the reasonable fees and expenses of the indenture trustee, the Indenture Trustee's liens on the distributions to the holders of the Agway Subordinated Debt Securities shall be released and extinguished.

     14.10. FEE CLAIMS. Professionals or other entities asserting Fee Claims shall file and serve on the Debtors and such other entities that are designated by the Bankruptcy Rules, the Confirmation Order, or other order of the Bankruptcy Court, applications for final allowance of such Fee Claims no later than 60 days after the Effective Date; provided, however, that any Professional who may receive compensation or reimbursement of expenses pursuant to any of the Orders Authorizing the Debtors to Employ Professionals Utilized in the Ordinary Course of Business, may continue to receive such compensation and reimbursement of expenses for services rendered before the Effective Date, without further Bankruptcy Court review or approval. Holders of Fee Claims that are required to file and serve applications for final allowance of their Fee Claims and that do not file and serve such applications within the time period set forth in this Section shall be forever barred from asserting such Claims against the Debtors, the Liquidating Trust and their respective properties and such Fee Claims shall be deemed discharged as of the Effective Date. Objections to any Fee Claim shall be filed and served on the Liquidating Trustee and the party requesting payment of a Fee Claim on a date to be specified in the notice of hearing for Approval of Final Fee Applications. To the extent necessary, entry of the Confirmation Order shall amend and supersede any previously entered order of the Bankruptcy Court, including the Order Establishing Procedures for Interim Monthly Compensation and Reimbursement of Expenses of Professionals, dated November 14, 2002 regarding the payment of Allowed Fee Claims.

     14.11. PROFESSIONAL FEE HOLDBACK. On or as soon as reasonably practicable after the Effective Date and entry of an order of the Bankruptcy Court authorizing the Liquidating Trustee to pay to Professionals their Fee Claims for all outstanding amounts relating to prior periods through the Confirmation Date, the Liquidating Trustee shall pay such amounts to such Professionals in accordance with such order; provided, however, that Professionals shall continue to prepare monthly fee applications in accordance with the Order Establishing Procedures for Interim Monthly Compensation and Reimbursement of Expenses of Professionals, dated November 14, 2002, up to the Effective Date. On the Effective Date, the Liquidating Trustee shall reserve an amount equal to the aggregate amount of outstanding fee applications not ruled upon by the

Bankruptcy Court as of the Effective Date, plus the aggregate amount of all actual and estimated fees and expenses due for periods that have not been billed through the Confirmation Date and an estimate of the fees and expenses that will be due through the projected Effective Date. Such reserve shall be used by the Debtors to pay the remaining Fee Claims owing to the Professionals as and when Allowed by the Bankruptcy Court. When all Fee Claims have been paid in full, any remaining reserved amounts shall be distributed in accordance with the Plan.

     14.12. BAR ON POST-EFFECTIVE FEE CLAIMS BY THE COMMITTEE AND RETIREE COMMITTEE. The respective Professionals retained by either the Committee or the Retiree Committee shall not be entitled to assert any Fee Claim for any services rendered or expenses incurred after the Effective Date, except for services rendered and expenses incurred in connection with the post-Effective Date matters specified in Section 11.07 hereof.

     14.13. PAYMENT OF STATUTORY FEES. All fees under 28 U.S.C. SS.1930, as determined by the Bankruptcy Court at the Plan-confirmation hearing, shall be paid on the Effective Date.

     14.14. AMENDMENTS OR MODIFICATIONS OF PLAN. The Debtors reserve the right, in accordance with the Bankruptcy Code and Bankruptcy Rules, to amend or modify the Plan at any time prior to the entry of the Confirmation Order. After the entry of the Confirmation Order, the Debtors, may upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan. A holder of an Allowed Claim that is deemed to have accepted the Plan shall be deemed to have accepted the Plan as modified if the proposed modification does not materially and adversely change the treatment of the Claim of such holder.

     14.15. EFFECT OF WITHDRAWAL OR REVOCATION. If the Debtors revoke or withdraw the Plan prior to the Confirmation Date, or if the Confirmation Date does not occur, then the Plan shall be deemed null and void. In such event, nothing contained in the Plan shall be deemed to constitute a waiver or release of any Claim by or against, or any Equity Interest in, the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any other person in any further proceedings involving the Debtors.

     14.16. SEVERABILITY OF PLAN PROVISIONS. If, prior to the Confirmation Date, any term or provision of the Plan is determined by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court will have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision will then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order will constitute a judicial determination and will provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

     14.17. SUCCESSORS AND ASSIGNS. The Plan shall be binding upon and inure to the benefit of the Debtors, the holders of Claims and Equity Interests, the Liquidating Trustee and their respective successors and assigns.

     14.18. NOTICES. Any notice required or permitted under the Plan shall be in writing and, unless otherwise expressly provided in the Plan, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed to the following parties:

                  If to the Debtors:

                  AGWAY, INC.
                  Post Office Box 4933
                  Syracuse, New York 13221-4933
                  Telephone:  (315) 449-6352
                  Fax: (315) 449-6682
                  Attn:  Michael R. Hopsicker
                  with copies to:

                  MENTER, RUDIN & TRIVELPIECE, P.C.
                  Co-Attorneys for the Debtors
                      and Debtors in Possession
                  500 South Salina Street, Suite 500
                  Syracuse, New York  13202
                  Telephone:  (315) 474-7541
                  Facsimile:  (315) 474-4040
                  Attn:    Jeffrey A. Dove, Esq.



                  WEIL GOTSHAL & MANGES, LLP
                  Co-Attorneys for the Debtors
                      and Debtors in Possession
                  767 Fifth Avenue
                  New York, New York 10153
                  Telephone:  (212) 310-8000
                  Facsimile:  (212) 310-8007
                  Attn:    Marvin E. Jacob, Esq.
                           Judy G.Z. Liu, Esq.

                  If to the Retiree Committee:

                  MARTIN, MARTIN & WOODARD LLC
                  One Lincoln Center
                  Suite 300
                  Syracuse, NY 13202
                  Telephone:  (315) 478-2222
                  Facsimile:  (315) 478-4318
                  Attn:  Lee E. Woodard, Esq.



     14.19. GOVERNING LAW. Except to the extent the Bankruptcy Code, the Bankruptcy Rules or other federal law is applicable, the rights and obligations arising under the Plan and any agreements, documents and instruments executed in connection with the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflicts of law of such jurisdiction.

     14.20. TAX REPORTING AND COMPLIANCE. The Debtors and the Liquidating Trustee shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority and all distributions under the Plan shall be subject to any such withholding and reporting requirements.

     14.21. FILING OF ADDITIONAL DOCUMENTS. On or before substantial consummation of the Plan, the Debtors shall file such agreements and other documents, as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

     14.22. RULES OF INTERPRETATION AND COMPUTATION OF TIME. For purposes of the Plan, unless otherwise provided in the Plan (i) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, will include both the singular and the plural, (ii) any reference in the Plan to a contract, instrument, release, or other agreement or document being in a particular form or on particular terms and conditions means that such document will be substantially in such form or substantially on such terms and conditions, (iii) any reference in the Plan to an existing document or schedule filed or to be filed means such document or schedule, as it may have been or may be amended, modified, or supplemented pursuant to the Plan, (iv) any reference to an entity as a holder of a Claim or Equity Interest includes that entity's successors and assigns, (v) all references in the Plan to Sections, Articles, and schedules are references to Sections, Articles, and schedules of or to the Plan, (vi) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan, (vii) the rules of construction set forth in section 102 of the Bankruptcy Code will apply, and (viii) in computing any period of time prescribed or allowed by the Plan, Bankruptcy Rule 9006(a) will apply.

     14.23. CONFLICT OF TERMS. In the event of a conflict between the terms of this Plan and the Disclosure Statement, the terms of this Plan shall govern.

Dated:   Syracuse, New York
         February 26, 2004

                                         Respectfully submitted,

                                         By:    /s/Michael R. Hopsicker
                                           -------------------------------------
                                         Name:  Michael R. Hopsicker
                                         Title: President and Chief Executive
                                                Officer of Agway, Inc.



Co-Attorneys for Debtors and Debtors-in-Possession:

MENTER, RUDIN & TRIVELPIECE, P.C.

By:    /s/Jeffrey A. Dove
     ---------------------------------------
Jeffrey A. Dove, Esq. (Bar Roll No. 101532)
500 South Salina Street, Suite 500
Syracuse, New York 13202-3300
Telephone: (315) 474-7541
Facsimile: (315) 474-4040

         -and-

WEIL, GOTSHAL & MANGES LLP
Marvin E. Jacob, Esq. (Bar Roll No. 508380)
Judy G.Z. Liu, Esq. (Bar Roll No. 511552)
767 Fifth Avenue
New York, New York 10153-0119
Telephone: (212) 310-8000
Facsimile: (212) 310-8007